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                             ALASKA PIPELINE COMPANY






                              ____________________

                                 NOTE AGREEMENT
                              ____________________




                            Dated as of: May 14, 1992




                $30,000,000 8.15% Series I Notes due July 1, 2001

                $10,000,000 8.64% Series J Notes due July 1, 2004

                $10,000,000 8.81% Series K Notes due July 1, 2009






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


                                TABLE OF CONTENTS

Section                                                                    Page

1. Sale and Purchase of Notes.............................................. 1

2. Closing................................................................. 1

3. Conditions to Closing................................................... 2

     3.1.  Inducement Agreement............................................ 2
     3.2.  Sale of Other Notes............................................. 2
     3.3.  Representations and Warranties Correct.......................... 2
     3.4.  Performance; No Default......................................... 3
     3.5.  Compliance Certificate.......................................... 3
     3.6.  Opinions of Counsel............................................. 3
     3.7.  Legal Investment................................................ 3
     3.8.  Proceedings and Documents....................................... 3
     3.9.  Private Placement Numbers....................................... 3
     3.10. Amendment to 1985 Inducement Agreement.......................... 4

4. Use of Proceeds......................................................... 4

5. Representations and Warranties.......................................... 4

     5.1.  Organization, Standing, etc..................................... 5
     5.2.  Subsidiaries.................................................... 5
     5.3.  Qualification................................................... 5
     5.4.  Financial Statements............................................ 5
     5.5.  Changes, etc.................................................... 6
     5.6.  Tax Returns and Liabilities..................................... 6
     5.7.  Indebtedness for Money Borrowed................................. 7
     5.8.  Title to Properties; Liens...................................... 7
     5.9.  Litigation...................................................... 8
     5.10. Compliance with Other Instruments............................... 8
     5.11. Patents, Trademarks, etc.; Franchises........................... 9
     5.12. Governmental Consent, etc. ..................................... 9
     5.13. Holding Company Act............................................. 9
     5.14. Gas Contracts................................................... 9
     5.15. Coverage of Fixed Charges....................................... 10
     5.16. Disclosure...................................................... 10
     5.17. Issue of Notes is Legal and Authorized.......................... 11
     5.18. ERISA........................................................... 11
     5.19. No Defaults..................................................... 13




Section                                                                    Page

     5.20. Private Offering................................................ 13
     5.21. Tax Sharing Agreement........................................... 13

6. Financial Statements and Information.................................... 14

7. Inspection of Properties and Books and Confidentiality.................. 18

     7.1. ................................................................. 18
     7.2. Confidentiality.................................................. 18

8. Prepayment of Notes..................................................... 19

     8.1. Fixed Prepayments ............................................... 19
     8.2. Optional Prepayment with Premium................................. 19
     8.3. Prepayment in Full at Option of  Noteholders
            under Certain Circumstances.................................... 20
     8.4. Allocation of Partial Prepayments................................ 20
     8.5. Notice of  Optional Prepayments.................................. 20
     8.6. Maturity; Exchange or Notation, Surrender, etc. ................. 21
     8.7. Purchase of Notes................................................ 21

9. General Covenants....................................................... 21

     9.1. Accounting and Reserves.......................................... 21
     9.2. Payment of Taxes and Claims; Tax Sharing Agreement............... 21
     9.3. Corporate Existence, etc......................................... 22
     9.4. Maintenance of Properties;  Conduct of Business;
           Company Certificate............................................. 22
     9.5. Insurance........................................................ 23

10.  Particular Covenants.................................................. 23

     10.1. Limitation on Indebtedness...................................... 23
     10.2. Restrictions on Investments, Loans, etc......................... 25
     10.3. Restricted Investments, Restricted Stock Payments and
             Restricted Subordinated Debts Payments........................ 26
     10.4. Restrictions on Lease-Backs, Rental Obligations, etc. .......... 28
     10.5. Restrictions on Liens, etc. .................................... 29
     10.6. Issuance and Sale, etc., of Subsidiary Stock; Disposition of
             Subsidiary Stock and Indebtedness............................. 33
     10.7. Consolidation or Merger of Subsidiaries; Disposition of
             Subsidiary Property as an Entirety............................ 34


Section                                                                    Page

     10.8.  Consolidation or Merger of Company; Disposition of
             Company; Disposition of Company Property as an Entirety....... 34
     10.9.  Disposition of Company and Subsidiaries' Property.............. 35
     10.10. Gas Contracts.................................................. 36
     10.11. Intercompany Notes, etc. ...................................... 36
     10.12. Compliance with ERISA.......................................... 37

11.  Remedies.............................................................. 38

     11.1.  Events of Default; Acceleration................................ 38
     11.2.  Notice of Default.............................................. 42
     11.3.  Suits for Enforcement, etc. ................................... 43
     11.4.  Remedies Cumulative............................................ 43
     11.5.  Remedies Not Waived............................................ 43

12. Registration Books; Transfer and Exchange of Notes..................... 43

13. Replacement of Notes................................................... 44

14. Definitions............................................................ 44

15. Expenses, etc. ........................................................ 59

16. Survival of Agreements, etc. .......................................... 60

17. Amendments and Waivers................................................. 60

18. Representations of the Purchasers ..................................... 61

     18.1.  Purchase of  Notes............................................. 61
     18.2.  Source of Funds................................................ 61

19. Payments on Notes; Notice of Sale, etc................................. 62
20. Notices, etc........................................................... 63

21. Nonenforcement of Others .............................................. 63

22. Miscellaneous.......................................................... 63

Section

Schedule A - Information Relating to Purchasers

Exhibit A-1 - Form of Series I Notes

Exhibit A-2  -  Form of Series J Notes

Exhibit A-3 - Form of Series K Notes

Exhibit B - Form of Inducement Agreement

Exhibit C-1 - Form of Opinion of Andrews & Kruth

Exhibit C-2 - Form of Opinion of Hughs, Thorsness, Gantz, Powell & Brundin

Exhibit C-3 - Form of Opinion of Debevoise & Plimpton

Exhibit C-4 - Form of Opinion of Vinson & Elkins

Exhibit D - Statement of Exceptions

Exhibit E - List of Agreements Relating to Short-Term Borrowing and Funded Debt

Exhibit F - Tax Sharing Agreement

Exhibit G - Inducement Agreement Amendment

                             ALASKA PIPELINE COMPANY
                                3000 Spenard Road
                             Anchorage, Alaska 99503


TO EACH OF THE PURCHASERS LISTED
   IN THE ATTACHED SCHEDULE A

                                              Dated as of :    May 14, 1992

Dear Sirs:

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, agrees with you as follows:

     1. Sale and Purchase of Notes. The Company will duly authorize the issue and sale of (a) $30,000,000 aggregate principal amount of the Company's 8.15% Series I Notes de July 1, 2001 (the "Series I Notes"), (b) $10,000,000 aggregate principal amount of the Company's 8.64% Series J Notes due July 1, 2004 (the "Series J Notes"), and (c) $10,000,000 aggregate principal amount of the Company's 8.81% Series K Notes due July 1, 2009 (the "Series K Notes"), substantially in the forms of Exhibits A-1 through A-3, respectively, attached hereto (such Notes, together with all Notes issued in exchange therefor or in replacement thereof pursuant to Sections 12 and 13, being herein called the "Notes"). The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in Section 2, Notes in the principal amounts specified opposite your name in Schedule A attached hereto at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Agreements (the "Other Agreements") identical with this Agreement with each of the other Purchasers named in Schedule A (the "Other Purchasers"), providing for the sale to each Other Purchaser, at such Closing, of Notes in the principal amount specified opposite its name in Schedule A. As used herein, the term "Note" shall mean one of the Notes; certain other capitalized terms used herein are defined in Section 14.

     2. Closing. The closing of the sale and purchase of the Notes hereunder (the "Closing") shall take place at the office of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 11:00 a.m., New York time, on July 1, 1992. At the Closing the Company will deliver to you the Notes to be purchased by you in the form a single Note (or such greater number of Notes as you may request in denominations of not less than $1,000,000) for each Series of Notes being purchased by you, dated the date of the Closing, payable to you or your registered assigns, against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender such Notes as provided herein, or if at the Closing any of the conditions specified in Section 3 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such failure or such non-fulfillment.

     3. Conditions to Closing. Your obligation to accept delivery of and pay for the Notes to be purchased by you hereunder is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     3.1. Inducement Agreement. Seagull shall have executed and delivered to you an Inducement Agreement substantially in the form of Exhibit B attached hereto (the "Inducement Agreement"), whereby, in order to induce you to purchase the Notes, Seagull shall make certain representations and warranties and agreements with respect to Seagull and the Division; and such Inducement Agreement shall be in full force and effect with no default by Seagull thereunder.

     3.2. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each of the Other Purchasers the Notes to be purchased by it al the Closing as specified in Schedule A.

     3.3. Representatives and Warranties Correct. The representations and warranties contained in Section 5, in Section 1 of the Inducement Agreement and otherwise made in writing by or on behalf of the Company or Seagull in connection with the transactions contemplated hereby shall be correct at and as of the time of the Closing, except as affected by the sale of the Notes and except to the extent that such representations and warranties expressly relate to an earlier date.

     3.4. Performance; No Default. All agreements and conditions contained herein required to be performed or complied with prior to or at the Closing shall have been duly performed or complied with and at the time of the Closing no condition or event shall exist which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

     3.5.  Compliance   Certificate.   You  shall  have  received  an  Officer's
Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.2, 3.3 and 3.4 have been fulfilled.

     3.6. Opinions of Counsel. You shall have received favorable opinions, dated the date of the Closing and satisfactory in substance and form to you, (a) from Andrews & Kurth, counsel for the Company and Seagull, substantially in the form of Exhibit C-1 attached hereto, (b) from Hughs, Thorsness, Gantz, Powell & Brundin, Alaska counsel for the Company, substantially in the form of Exhibit C-2 attached hereto, and (c) from Debevoise & Plimpton, your special counsel, substantially in the form of Exhibit C-3 attached hereto and (d) from Vinson & Elkins, special counsel to the Company and Seagull, substantially in the form of Exhibit C-4 attached hereto.

     3.7. Legal Investment. At the time of the Closing your purchase of Notes hereunder shall be permitted by the laws of each jurisdiction to which you may be subject, without recourse to provisions (such as Section 1405 (a) (8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment.

     3.8. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and your and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as your or they may reasonably request.

     3.9. Private Placement Numbers. The Company shall have obtained for each series of Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

     3.10. Amendment to 1985 Inducement Agreement. Seagull, the Company, The Equitable Life Assurance Society of the United States, The Travelers Insurance Company and The Travelers Life Insurance Company shall have entered into an Amendment to Inducement Agreement substantially in the form of Exhibit G hereto.

     4. Use of Proceeds. The Company will apply the proceeds of the sale of the Notes to repay approximately $47,000,000 of the Company's outstanding indebtedness referred to in items 2 and 3 of Exhibit E hereto and the balance for working capital purposes. The Company will not directly or indirectly (i) use any of the proceeds of the Notes for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit any action which would involve a violation of such Regulation G, Regulation X (12 C.F.R. 224) or any other regulation of the Board of Governors of the Federal Reserve System, or (ii) use any part of such proceeds for the purpose of engaging in any transaction prohibited by, or in violation of (x) the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations and the Iraqi Sanctions Regulations or (v) of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or (z) Executive Orders 12722 or 12724 Blocking Iraqi Government Property and Prohibiting Transactions with Iraq and Executive Order 12775 (56 Fed. Reg. 50641) Prohibiting Certain Transactions with Respect to Haiti. No Indebtedness being reduced or retired out of the proceeds of the Notes was incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of such Regulation G. The Company does not own or have any present intention of acquiring any such margin stock.

     5. Representations and Warranties. The Company represents and warrants that:

     5.1. Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Notes and to carry out the terms hereof and thereof. All of the issued and outstanding Common Stock of the Company is validly issued, fully paid and nonassessable and is owned by Seagull, free and clear of any security interest, mortgage, pledge, lien, charge or encumbrance or conditional sale or other title retention agreement, except for the pledge by Seagull of all such Common Stock as security for indebtedness of Seagull from time to time now outstanding under one or more loan agreements or credit agreements existing on the date hereof.

     5.2. Subsidiaries. The Company has no Subsidiaries.

     5.3. Qualification. The Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted by it makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing, if any, which when taken together would not in the aggregate have a material adverse effect on the condition, business or property of the Company .

     5.4. Financial Statements. The Company has delivered to you financial statements of the Company for the years ended December 31, 1987 to 1991, inclusive, and of the Division for the years ended December 31, 1987 to 1991, inclusive, including balance sheets of the Company (and consolidated and consolidating balance sheets or combined and combining balance sheets of the Company and the Division) as at such dates and statements of income and of surplus of the Company (and consolidated and consolidating or combined and combining statements of income and of surplus of the Company and the Division) for the years then ended, all as certified by KPMG Peat Marwick, independent certified public accountants. Such financial statements fairly present the financial condition of the Company and the Division as at the respective dates thereof and the results of the operations of the Company and the Division for the respective periods covered thereby, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods and reflect all known liabilities, contingent or otherwise, as at such dates which are required by generally accepted accounting principles to be reflected therein. The company had no Subsidiaries for the period covered by such financial statements.

     5.5. Changes, etc. Since December 31, 1991, there has been no change in the condition of the Company or of the Division from that reflected in the combining balance sheets of the Company as at such date referred to in Section 5.4, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse, and, except as set forth in Exhibit D attached hereto, since December 31, 1991, there has been no occurrence or development which has had or in the opinion of the Company (a) will have a materially adverse effect on the business or prospects of the Company or the Division or on any of their respective properties or assets (individually or in the aggregate material) or (b) constitutes or would result in a material adverse change in the nature or the extent of the business of the Company or the Division. During the period commencing on January 1, 1992 and ending on the date hereof, the Company has not directly or indirectly made any Restricted Investment or Restricted Stock Payment and has not made Restricted Subordinated Debt Payments other that those resulting from the payment to Seagull during such period of (i) dividends aggregating not more than $2,000,000 and (ii) management fees aggregating not more than $200,000.

     5.6. Tax Returns and Liabilities. The Company has filed (or obtained extensions with respect to the filing of) all tax returns and reports required to be filed by it and has paid all taxes, assessments and other governmental charges imposed upon it or any of its properties, assets, income or franchises, other than those currently payable without penalty or interest and those, not substantial in amount, being contested as permitted by Section 9.2. Since June 17, 1985, the Company has been a member of the affiliated group, within the meaning of Section 1504 of the Code, of which Seagull is the common parent and, as such, joined in the filing of the consolidated Federal income tax returns of such affiliated group for the periods ending on or after such date. The charges, accruals and reserves on the books of the Company in respect of Federal, state and other income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company does not know of any actual or proposed assessment for additional Federal, state or other income taxes for any fiscal period.

     5.7. Indebtedness for Money Borrowed. Exhibit E correctly describes all secured and unsecured Short Term Borrowing and Funded Debt of the Company outstanding, or for which the Company has commitments, on the date of this Agreement. The Company is not in default in respect of any such Short-Term Borrowing or Funded Debt or in respect of any instrument or agreement relating thereto and no instrument or agreement applicable to or binding on the Company contains any restrictions on the incurrence of additional Funded Debt by the Company, except the agreements relating to Short-Term Borrowing or Funded Debt referred to in items 2, 3 and 4 of Exhibit E, complete and correct copies of which have been delivered to your special counsel.

     5.8. Title to Properties; Liens. The Company has good and marketable title in fee simple absolute to all its real property on which compressor stations are located and good and marketable title to all of its other real property and to all of its personal property (except for property and to all of its personal property (except for property consisting of rights-of-way, licenses, permits and franchises, as to which the Company has satisfactory title for the purpose of constructing, operating and maintaining all property located or proposed to be located on the real property covered thereby), in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those of the character permitted by Section 10.5. None of the properties or assets the value of which is reflected in the combining balance sheets of the Company and the Division as at December 31, 1991, referred to in Section 5.4, is held by the Company or the Division as lessee under or subject to any lease (except as disclosed in such balance sheets or the notes thereto) or as conditional vendee under any conditional sale or other title retention agreement. The Company enjoys peaceful and undisturbed possession under all leases under which it operates, and all such leases are valid and subsisting, with no material default on the part of the Company existing thereunder. No financing statement under the Uniform Commercial Code which names the Company as debtor has been filed in any state or other jurisdiction and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, in each case, except financing statements relating to the liens, security interests and other encumbrances permitted by Section 10.5.

     5.9. Litigation. There is no litigation, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Affiliate of the Company which questions the validity of any of this Agreement or the Notes or any action taken or to be taken pursuant hereto. Except as set forth in the notes to the financial statements of the Company and the Division for the period ended December 31, 1991, referred to in Section 5.4, and except as set forth in Exhibit D attached hereto, there is no litigation, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company which involves the condemnation, purchase or other acquisition by any government authority of any property (individually or in the aggregate material) of the Company or which might result in any material adverse change in the condition, business or prospects of the Company or in any of its properties or assets (individually or in the aggregate material). The Company is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law with respect to antitrust, monopoly, restraint of trade, unfair competition or similar matters.

     5.10. Compliance with Other Instruments. The Company is not in violation of any term of its charter or by-laws, and neither the Company nor the Division is in violation of any material term of any agreement, instrument, judgment, decree, order, statute, rule, governmental regulation, franchise, certificate, permit or the like applicable to it, and the execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to any such term. Except as set forth in the notes to the financial statements of the Company and the Division for the period ended December 31, 1991, referred to in Section 5.4, there is no such term which materially adversely affects the business, operations, affairs or condition of the Company or any of its properties or assets (individually or in the aggregate material).

     5.11. Patents, Trademarks, etc.; Franchises. The Company owns or possesses all the permits, patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others. The Company has received a Certificate of Public Convenience and Necessity from the PUC (the "Company Certificate"), the Division has received a Certificate of Public Convenience and Necessity from the PUC (the "Division Certificate"), and each of the Company and the Division has received all material permits, licenses, franchises and other authorizations from governmental or public bodies or authorities which are necessary for the conduct of their business as now conducted and proposed to be conducted other than those which are expected to be obtained without difficulty in due course. Such Certificates of Public Convenience and Necessity have been duly and effectively granted, are valid and enforceable in accordance with their terms and are in full force and effect, and the Company and the Division have performed and complied with in all material respects all terms thereof and of all orders of the PUC relating thereto required to be performed and complied with by them and neither the Company nor the Division is in default in any material respect under any such term.

     5.12. Governmental Consent, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any governmental or public body or authority as a condition precedent to the valid execution, delivery and performance of this Agreement or the Notes.

     5.13. Holding Company Act. The Company is not a "holding company", as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), nor is the Company otherwise subject to regulation under PUHCA, except as to Section 9 (a) (2) thereof. The Company is not in violation of the provisions, rules, regulations or orders of or under PUHCA and none of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of Notes to you) shall cause or constitute a violation on the part of the Company of any of the provisions, rules, regulations or orders of or under PUHCA. PUHCA does not in any manner impair the legality, validity or enforceability of the Notes. Reference is made to Section 1.10 of the Inducement Agreement for a description of certain applications filed by Seagull with the Securities and Exchange Commission under Section 2(a) (8) of PUHCA.

     5.14. Gas Contracts. The Company has delivered to you and your special counsel complete and correct copies of the Gas Purchase Contracts, the Gas Sale Contract and any other agreements relating to the purchase and sale of natural gas to which the Company is a party. The Gas Purchase Contract, the Gas Sale Contract and any other such agreement are each valid and enforceable in accordance with their respective terms and are in full force and effect, and no material default on the part of any party thereto exists thereunder.

     5.15. Coverage of Fixed Charges. The Company's net earnings available for fixed charges for the period of its last five fiscal years have averaged per year not less than one and one-half times its average annual fixed charges applicable to such period, and during at least one of its last two fiscal years the Company's net earnings available for fixed charges have been not less than one and one-half times its fixed charges for such fiscal year, in each case on an unconsolidated basis. As used in this Section 5.15, the terms "net earnings available for fixed charges" and "fixed charges" have the respective meanings specified in Section 1404 of the New York Insurance Law.

     5.16. Disclosure. Neither this Agreement not any other document, certificate or statement furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact (other than matters of a general economic nature) known to the Company which materially adversely affects or in the future may (so far as the Company can now reasonable foresee) materially adversely affect the business, operations, affairs or condition of the Company, the Division or any of their respective properties or assets (individually or in the aggregate material) which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     5.17. Issue of Notes is Legal and Authorized. The Company has full power and legal right to execute, deliver and perform this Agreement and the Notes and has taken all corporate action necessary thereto. This Agreement constitutes, and the Notes, when executed and delivered by the Company, will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether considered in a court of law or a proceeding in equity).

     5.18. ERISA. (a) The Company has not engaged in any transaction in connection with which the Company could be subjected to either a civil penalty assessed pursuant to Section 502 (i) of ERISA or a tax imposed by Section 4975 of the Code which, in either case, would be materially adverse to the Company.

          (b) No Plan subject to Title IV of ERISA or any trust created under any such Plan has been terminated within the past 10 years. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company. There has been no reportable event (within the meaning of Section 4043 (b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the Pension Benefit Guaranty Corporation under circumstances which in any case could result in liability which would be materially adverse to the Company. The representation in the preceding sentence is made to the best of the Company's knowledge to the extent it relates to Multi-employer Plans.

          (c) Full timely payment has been made of (i) all amounts which the company is required under applicable law, the terms of each Plan and the terms of any applicable collective bargaining agreement to have paid as contributions to such Plan and (ii) all amounts required to have been paid by each Related Person to each Plan pursuant to section 412 of the Code or section 302 of ERISA to the extent such amounts, individually or in the aggregate, are material or could result in the imposition of a lien under
     Section 412 (n) of the Code if not paid; no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan maintained by the Company; and no accumulated funding deficiency (as so defined) that could result in the imposition of an excise tax on the Company exists with respect to any Plan maintained by and Related Person.

          (d) The present value of all benefit liabilities under all Plans subject to Title IV of ERISA, determined as of the beginning of each such Plan's most recently ended plan year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Plans allocable to such benefit liabilities by more than $500,000 and nothing has occurred since such date that could reasonably be expected to cause such benefit liabilities to exceed such assets by more than $500,000. The terms "present value," "current value" and "benefit liabilities" have the meanings specified in sections 3 and 4001 of ERISA, respectively.

          (e) The  Company is not  presently  obligated,  nor has it at any time
     within  the  last  six  years  been   obligated,   to   contribute  to  any
     Multiemployer Plan.

          (f) The execution and delivery of this Agreement and the Other Agreements and the issuance and sale of the Notes hereunder and thereunder will not involve any transaction which is subject to the prohibitions of
     Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 18.2 of this Agreement and the respective representations of the Other Purchasers in Section 18.2 of the Other Agreements as to the source of the funds used to pay the purchase price of the Notes purchased by you and the Other Purchasers. The Company is not a party in interest with respect to any employee benefit plan whose name has been disclosed to the Company pursuant to Section 18.2 and securities of the Company are not employer securities with respect to any such plan.

     As used in this Section 5.18 (f), the terms "employee benefit plan" and "party in interest" have the respective meanings specified in Section 3 of ERISA and the term "employer securities" has the meaning specified in Section 407 (d)
(1) of ERISA.

     5.19. No Defaults. No event has occurred and no condition exists which constitutes a Default or Event of Default under this Agreement. No event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, an event of default under any agreement relating to any Indebtedness of the Company for money borrowed, or a material default in the performance of any covenant or condition under any other mortgage, indenture, contract or other instrument or under any order of any court, governmental authority, arbitration board or tribunal, applicable to the Company or any of its property.

     5.20. Private Offering. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise has offered any of the Notes of any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with anyone other than you and the Other Purchasers. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     5.21. Tax Sharing Agreement. A complete and correct copy of the Tax Sharing Agreement is attached as Exhibit F hereto. The Tax Sharing Agreement is valid and enforceable in accordance with its term and is in full force and effect.

     6. Financial Statements and Information. The Company will deliver (in duplicate) to you, so long as you are committed to purchase Notes hereunder or shall hold any Notes, and to each other holder of 10% or more in principal amount of the Notes at the time outstanding:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, combined and combining balance sheets of the Company, its Subsidiaries and the Division as at the end of such period and the related combined and combining statements of income and surplus and of cash flows of the Company, its Subsidiaries and the Division for such period, for the periods from the beginning of the current fiscal year to the end of such quarterly period, and for the 12-month period ended with such quarterly period, setting forth in each case, in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified, subject to changes resulting form year-end audit adjustments, by a principal financial officer of the Company;

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, combined and combining balance sheets of the Company, its Subsidiaries and the Division (and, in case the Company shall have any Subsidiaries which are not Wholly-Owned Domestic Subsidiaries, a combined balance sheet of the Company, its Wholly-Owned Domestic Subsidiaries and the Division) as at the end of such fiscal year and the related combined and combining statements of income and surplus and of changes in financial position of the Company, its Subsidiaries and the Division (and, in case the Company shall have any Subsidiaries which are not Wholly-Owned Domestic Subsidiaries, combined statements of income and surplus and of cash flows of the Company, its Wholly-Owned Domestic Subsidiaries and the Division) for such fiscal year, setting forth in each case, in comparative form the figures for the precious fiscal year, all in reasonable detail and accompanied by the report and opinion thereon of independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to you, if you shall then be committed to purchase Notes hereunder or shall hold any Notes;

          (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) above, an Officer's Certificate of the Company (x) stating that the signer has reviewed the relevant terms of this Agreement and of the Notes and have made, or caused to be made under their supervision, a review of the transactions and condition of the Company and its Subsidiaries during the period in question, and that such review has not disclosed the existence during such period and that the signer does not have knowledge of the existence as of the date of such Officer's Certificate of the Company of any condition or event which constitutes a Default or an Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, and (y) specifying the amount of all Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made during such period and the amount available as at the end of such period for Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments in compliance with
     Section 10.3 and showing in reasonable detail the calculations thereof;

          (d) together with each delivery of financial statements pursuant to subdivision (b) above, a separate report by the independent public accountants reporting thereon (i) stating that their examination has included a review of the relevant terms of this Agreement, the Inducement Agreement and the Notes as they relate to accounting matters, (ii) stating whether to not their examination has disclosed the existence or occurrence, during or as at the end of the fiscal year covered by such financial statements, of any condition or event which constitutes a Default or an Event of Default, and, if their examination has disclosed such a Default or Event of Default specifying the nature and period of existence thereof, and
     (iii) specifying the amount of all Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made during such fiscal year and the amount available as at the end of such fiscal year for Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments in compliance with Section 10.3 and showing in reasonable detail the calculations thereof;

          (e) within 15 days of (i) any material amendment, modification or supplement to the Gas Sale Contract, including any amendment not permitted by Section 10.10, or (ii) the existence of a payment default under the Gas Sale Contract, an Officer's Certificate of the Company, with respect to the period beginning on the later of the date hereof and the date of the last such certificate and ending on the date of such certificate (x) specifying the nature of any amendment, modification or supplement to the Gas Sale Contract (and attaching a copy thereof) made during such period and stating whether such amendment, modification or supplement is permitted by the terms of Section 10.10, (y) specifying the amounts and dates of all payments made during such period by Seagull to the Company pursuant to the Gas Sale Contract, demonstrating in reasonable detail the calculation thereof, and (z) stating that the signer has reviewed the relevant terms of the Gas Sale Contract and that such review has not disclosed the existence during such period of any payment default by Seagull of its obligations under the Gas Sale Contract, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate of any such default by Seagull or, if any such default existed or exists, specifying the nature and period of existence thereof and what action Seagull has taken or is taking or proposes to take with respect thereto;

          (f) prior to becoming liable with respect to any Funded Debt, an Officer's Certificate of the Company stating that the signer has reviewed the relevant terms of this Agreement and that the Funded Debt with respect to which the Company proposes to become liable is permitted by Section 10.1 and showing in reasonable detail the calculations thereof, with the confirmation thereof endorsed thereon by independent public accountants of recognized national standing selected by the Company and satisfactory to you, if you shall then be committed to purchase Notes hereunder, or shall hold any Notes, except that such confirmation shall not be required if the officer signing such Officer's Certificate of the Company is engaged in accounting work of business, whether or not a certified, licensed or public accountant, provided, however, that the Company's obligation to deliver an Officer's Certificate pursuant to this Section 6 (f), shall continue only as long as it is obligated to deliver a similar Officer's Certificate pursuant to note agreements under which the Company's (i) 12.70% Series F Notes due July 1, 1995, (ii) 12.80% Series G Notes due July 1, 2000 and (iii) 12.75% Series H Notes due July 1, 2000, were issued;

          (g) promptly upon receipt thereof, copies of all audit reports submitted to the Company or Seagull by independent public accountants in connection with each annual, interim or special audit of the accounts of the Company or any of its Subsidiaries or the Division made by such accountants;

          (h) promptly upon transmission thereof, copies of each report on Federal Energy Regulatory Commission Form 2 (or similar report) filed by the Company with the PUC or any governmental authority succeeding to any of its functions (and, to the extent requested by you or such holder, copies of all regular and periodic reports filed by the Company or any of its Subsidiaries with the PUC or any governmental authority succeeding to any of its functions) and copies of all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions;

          (i) forthwith upon any principal officer of the Company obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an Officer's Certificate of the Company specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

          (j) with reasonable promptness, such other information and data with respect to the Company of any of its Subsidiaries or the Division or the performance by the Company of this Agreement or by Seagull of the Seagull Documents as from time to time may be reasonably requested.

     7. Inspection of Properties and Books and Confidentiality. 7.1. The Company will permit you or your authorized representative designated by you, so long as you shall be committed to purchase Notes hereunder, or shall hold any Notes, to visit and inspect, at your expense, any of the properties of the Company, its Subsidiaries or the Division, to examine its and their books of account (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts (including transactions, agreements and other relations with any stockholders) with, and to be advised as to the same by , its and their officers and independent public accountants, all at such reasonable times and intervals as you may desire, provided in all cases that, when a Default or Event of Default shall not have occurred and be continuing, notice shall be given at least 24 hours in advance to a principal officer of the Company. The Company shall be entitled to be present at all discussions with its independent public accountants, provided that the Company hereby authorizes such accountants to discuss with your representatives the affairs, finances and accounts of the Company, its Subsidiaries and the Division, whether or not the Company is present. As a condition to exercising your inspection rights under this Section 7, each of you shall be required to comply with the normal requirements of the Company, its Subsidiaries and the Division regarding health and safety.

     7.2. Confidentiality. You agree that you will use your best efforts not to disclose without the prior consent of the Company (other than to your employees, auditors or counsel who need to know the information and who are informed of the confidential nature thereof, or to another holder of the Notes) any information with respect to the Company or any Subsidiary which is furnished pursuant to
Section 6 or this Section 7 and which is designated by the Company to you in writing as confidential, provided that you may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to the extent that you believe it appropriate in order to protect your investment in the Notes or in order to comply with any law, order, regulation or ruling applicable to you or (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes by you, provided that (except in the case of financial statements) such prospective transferee is informed by you of the confidential nature of the information.

     8. Prepayment of the Series K Notes. 8.1. Fixed Prepayments.

          (a) Prepayment of the Series I Notes. On July 1, 1997, and on each July 1 thereafter until the Series I Notes are paid in full, the Company will prepay without premium $6,000,000 principal amount of the Series I Notes or such lesser principal amount thereof as then remains unpaid, leaving $6,000,000 principal amount or such other principal amount thereof as then remains unpaid, of the Series I Notes for payment at their stated maturity on July 1, 2001.

          (b) Prepayment of the Series J Notes. On July 1, 2000, and on each July 1 thereafter until the Series J Notes are paid in full, the Company will prepay without premium $2,000,000 principal amount of the Series J Notes or such lesser principal amount thereof as then remains unpaid, leaving $2,000,000 principal amount, or such other principal amount thereof as then remains unpaid, of the Series J Notes for payment at their stated maturity on July 1, 2004.

          (c) Prepayment of the Series K Notes. On July 1, 2005, and on each July 1 thereafter until the Series K Notes are paid in full, the Company will prepay without premium $2,000,000 principal amount of the Series K Notes or such lesser principal amount thereof as then remains unpaid, leaving $2,000,000 principal amount, or such other principal amount thereof as then remains unpaid, of the Series K Notes for payment at their stated maturity on July 1, 2009.

          (d) No Relief From Required Prepayments. No partial payment of the Notes pursuant to Section 8.2 shall relieve the Company from its obligation to make the required prepayments provided for in this Section 8.1.

     8.2. Optional Prepayment with Premium. The Company may, at its option, upon notice as provided in Section 8.5, prepay at any time, all, or from time to time, any part (in an integral multiple of $1,000 and a minimum of $50,000 of each series of Notes at the principal amount so prepaid, together with interest accrued on the principal amount so prepaid to the date of prepayment, plus a premium equal to the Make-whole Premium, if any. Any optional payment pursuant to this Section 8.2, shall be allocated between the Series I Notes, the Series J Notes and the Series K Notes pro rata in accordance with the respective outstanding principal amounts of each Series.

     8.3. Prepayment in Full at Option of Noteholders under Certain Circumstances. In the event that (a) substantially all of the assets of the Company or the Division shall be subject to Total Taking or a Total Destruction or (b) the Division Certificate is terminated, canceled or changed in a manner materially adverse to the Division, the Company shall forthwith deliver to each holder of any Note an Officer's Certificate of the Company certifying as to the occurrence of such event and a notice fixing a date (which shall be not less than 60 or more than 90 days after the delivery of such notice) on which the Company will make prepayment of the Notes if requested to do so as provided in this Section 8.3, and at the written request of the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding, received by the Company at any time within 30 days after delivery of such Officer's Certificate of the Company and such notice, the Company will prepay, on the date specified therefor in such notice, all, but not less than all, of the Notes at the time outstanding, such prepayment to be made without premium.

     8.4. Allocation of Partial Prepayments. In the case of each prepayment of less than all of a given Series of Notes, the principal amount of each Series of Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

     8.5. Notice of Optional Prepayments. In the case of each prepayment of Notes under Section 8.2, the Company will give written notice thereof to each holder of any of the Notes not less than 30 nor more than 60 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of each Series of Notes to be prepaid on such date, the principal amount of each Note, if any, held by such holder to be prepaid on such date, the amount of interest on such principal amount accrued to such date and the premium, if any, applicable to such prepayment.

     8.6. Maturity; Exchange or Notation, Surrender, etc. In the case of each prepayment of Notes, the principal amount of each note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. Except as otherwise provided in Section 20, the Company may, as a condition to prepaying any Note in part only, require the holder thereof to make such Note available to require the Company at the place of payment specified therein or pursuant thereto for notation thereon of the portion of the principal amount thereof then being prepaid.

Any Note prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.7. Purchase of Notes. The Company will not, and will not permit any Subsidiary or Affiliate of the Company to, purchase or otherwise acquire any Note except pursuant to the provisions for prepayment provided for in this
Section 8.

     9. General Covenants. 9.1. Accounting and Reserves. The Company will, and will cause each Subsidiary to, (a) maintain a standard and uniform system of accounting and keep proper books of record and account in which full, true and correct entries will be made of its transactions, all in accordance with Required Accounting Practice, and (b) set aside on its books for each fiscal year all such proper reserves for depreciation, depletion, obsolescence, amortization, bad debts and other purposes in connection with its business as shall be required by Required Accounting Practices.

     9.2. Payment of Taxes and Claims;  Tax Sharing  Agreement.

          (a) The Company will, and will cause each Subsidiary to, pay all taxes, assessments, rates, excises, levies, fees and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor.

          (b) The Company will not enter into any amendment of the Tax Sharing Agreement which would materially adversely affect the Company's obligation to make or right to receive payments thereunder.

     9.3. Corporate Existence, etc. The Company will preserve and keep in full force and effect its corporate existence, rights and franchises and those of each of its Subsidiaries, except as otherwise permitted by Sections 10.7 and
10.8 and except where any such failure to maintain such existence, rights and franchises of its Subsidiaries could no be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     9.4. Maintenance of Properties;  Conduct of Business;  Company Certificate.

          (a) The Company will maintain or cause to maintain in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          (b) The Company will carry on its business and will cause the business of its Subsidiaries to be carried on in an efficient manner and will not, and will not permit any Subsidiary to, engage in any business other than the transmission, transportation or distribution of natural gas and in businesses directly related thereto, provided that neither the Company nor any Subsidiary will engage in the business of exploring for or developing natural gas or other hydrocarbon reserves.

          (c) The Company will at all times perform and observe all of the covenants, agreements, terms, conditions and limitations contained in the Company Certificate and do all things necessary to keep unimpaired all of the Company's rights thereunder and to prevent any default by the Company thereunder or any forfeiture or impairment thereof. The Company will not cancel or terminate, or permit the cancellation or termination of, or default under, or make or agree to any amendment, modification or alteration which would result in a material adverse change in the rights of the Company under the Company Certificate.

     9.5. Insurance. The Company will keep or cause to be kept all of its and its Subsidiaries' property and business of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage by fire and such other hazards and risks (including, without limitation, public liability, workmen's compensation, war risk and earthquake risk if and to the extent war risk and earthquake risk insurance are at the time generally available) as are customarily insured against by companies of established reputations similarly situated, in such amounts as such properties and business are usually insured by such companies. The Company will comply, and will cause each Subsidiary to comply, with all the terms and conditions of all insurance policies with respect to its property and business or any part thereof and with all requirements of Boards of Underwriters or similar bodies applicable thereto.

     10. Particular Covenants. 10.1. Limitation on Indebtedness. (a) General Restrictions on Company Funded Debt. The Company will not directly or indirectly create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt, unless immediately after giving effect thereto and to the application of proceeds thereof,

          (i) aggregate principal amount of all Consolidated Funded Debit of the Company and its Wholly-Owned Domestic Subsidiaries at the time outstanding would not exceed 65% of the then Consolidated Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries; and

          (ii) consolidated Net Income as Defined of the Company and its Wholly-Owned Domestic Subsidiaries for the preceding fiscal year of the Company plus income taxes and interest on Indebtedness of the Company and its Wholly-Owned Domestic Subsidiaries deducted in determining such Consolidated Net Income as Defined plus the amount of Division Income Taxes for such preceding fiscal year would be at least 200% of the annual interest charges on all such Indebtedness then outstanding.

               (b) Restriction on Consolidated Total Debt. The Company will not, and will not permit any Wholly-Owned Domestic Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise constitute Consolidated Total Debt unless immediately after giving effect thereto and the application of the proceeds thereof the aggregate principal amount of Consolidated Total Debt at the time outstanding would not exceed 75% of the then Consolidated Adjusted
          Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries.

               (c) Restrictions on Subsidiary Funded Debt and Short-Term Borrowing. The Company will not permit any Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt or Short-Term Borrowing other than (i) secured or unsecured Funded Debt of a Wholly-Owned Domestic Subsidiary owing to the Company or a Wholly-Owned Domestic Subsidiary and (ii) secured or unsecured Short-Term Borrowing of a Wholly-Owned Domestic Subsidiary owing to the Company or a Wholly-Owned Domestic Subsidiary.

               (d) Prohibition of Incurrence of Funded Debt and Short-Term Borrowing During Gas Sale Contract Payment Default. Notwithstanding the foregoing provisions of this Section 10.1, neither the Company nor any Subsidiary will directly or indirectly, create, incur, issue, assume, guaranty, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt or Short-Term Borrowing at a time when a payment default has occurred and is continuing by Seagull in the due and punctual payment of the price for natural gas under the Gas Sale Contract and such default shall be continuing.

     10.2. Restrictions on Investments, Loans, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly purchase or otherwise acquire or own any Securities of any other Person, or make any capital contribution, loan or advance to any other Person, or be obligated to provide funds to guarantee any obligation of any other Person, or otherwise invest in any other Person, including, in any such case, a transfer of property to such person for an aggregate consideration of less than the amount determined by the Company in good faith to be the aggregate fair value of such property (collectively "Investments"), except that:

          (a) the Company and any Subsidiary may purchase and own marketable direct obligations of the United States of America maturing within one year from the date of acquisition thereof;

          (b) the Company and any Wholly-Owned Domestic Subsidiary may purchase and own (i) certificates of deposit of any member bank of the Federal Reserve System which either has (x) a combined capital and surplus of not less than $250,000,000 or (y) which has a Standard & Poor's corporation credit rating on its outstanding securities of not less than AA or a Moody's Investors Service corporation credit rating on its outstanding securities of not less than Aa2, and (ii) certificates of deposit of the National Bank of Alaska and of First National Bank of Anchorage, in each case not exceeding $1,000,000 in the aggregate at any time;

          (c) subject to Section 10.3, the Company may purchase and own Securities of, or make capital contributions to, or make any loan or advance to, or be obligated to provide funds to, any Wholly-Owned Domestic Subsidiary or any corporation which simultaneously therewith becomes a Wholly-Owned Domestic Subsidiary;

          (d) so long as no Default or Event of Default shall have occurred and be continuing, the Company may make any loan or advance to Seagull evidenced by Intercompany Notes, which Intercompany Notes are secured by the Intercompany Mortgage and bear interest at the rate of required by
     Section 2.02 of the Intercompany Mortgage, but only if either (i) the proceeds of any such loan or advance made after December 31, 1991 are applied solely to finance, or to replace funds used in financing, the construction, acquisition or improvement after January 1, 1992 of property which is used or useful or intended for use in the Division's business and which is subjected to the lien of the Intercompany Mortgage, or (ii) after giving effect to such loan or advance, the Company would be permitted to make at least $1.00 in Restricted Stock Payments pursuant to Section 10.3;

          (e) the Company may purchase and own commercial paper which has a credit rating not less than (i) A-2 from Standard and Poor's Corporation or
     (ii) P2 from Moody's Investors Service, Inc., and which is not issued by an Affiliate of the Company; and

          (f) investments in money market funds substantially all of the assets of which consist of certificates of deposits of the type described in
     Section 10.2 (b and/or  commercial  paper of the type  described in Section
     10.2 (e).

For the purpose of clause (d) above, any extension or renewal of Intercompany Notes shall constitute a new loan or advance to the Division unless the requirements with respect to fixing the interest rate applicable to Intercompany Notes set forth in Section 2.02 of the Intercompany Mortgage are complied with as of the time of such extension and renewal.

     10.3. Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments. The Company will not, directly or indirectly,

          (a) make any Restricted Investment, Restricted Stock Payment or Restricted Subordinated Debt Payment so long as any Default or Event of Default shall have occurred and be continuing; or

          (b)  make any  Restricted  Investment,  Restricted  Stock  Payment  or
     Restricted Subordinated Debt Payment from and after December 31, 1991, unless, after giving effect to the proposed action, the aggregate amount of such Restricted Investment, such Restricted Stock Payment or such Restricted Subordinated Debt Payment plus all other Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made from and after December 31, 1991 plus the aggregate unpaid principal amount of all loans and advances made by the Company to Seagull after December 31, 1991 pursuant to clause (d) (ii) of Section 10.2 would not exceed the sum of the following:

          (i) $10,000,000; plus

          (ii) Consolidated Adjusted Net Earnings accrued during the period from December 31, 1991 to the end of the next preceding quarterly fiscal period (the "Computation Period"); plus

          (iii) the aggregate amount of net cash proceeds to the Company from sales during the Computation Period of shares of any class of its stock;

     provided that the restrictions in this paragraph (b) shall not prevent Restricted Investments not exceeding $500,000 in the aggregate, but the aggregate amount of each such Restricted Investment shall nevertheless be included in all subsequent calculations of the aggregate amount of Restricted Investments pursuant to this paragraph (b).

     The Company will not, directly or indirectly, declare any dividend (except a dividend payable solely in Common Stock of the Company) for payment, or order any distribution to be made to any holders of any stock of the Company, on a date more than 60 days after the declaration of such dividend or the ordering of such distribution, as the case may be. The Company will not permit any Subsidiary to purchase or otherwise acquire or own shares of stock of the Company of any class or any Subordinated Indebtedness or any warrant, option or right to purchase, subscribe for or otherwise acquire any such stock or securities.

     10.4. Restrictions of Lease-Backs, Rental Obligations, etc. (a) The Company will not, and will not permit any Subsidiary to, become or be or remain liable as lessee, directly or indirectly, upon or with respect to any lease of any property, real or personal,

          (i) previously owned by the Company or a Subsidiary and sold or transferred by the Company or such Subsidiary after December 31, 1991 with a view to the leasing of the same back to the Company or a Subsidiary, or

          (ii) on terms involving or contemplating the substantial equivalent of a purchase thereof or an eventual rental thereof at a rent materially below the fair market value thereof at the time the lease is entered into, or

          (iii) involving any option to the lessee to purchase the leased property for an amount materially below the fair market value thereof at the time the lease is entered into.

     (b) The Company will not permit the aggregate amount (determined on a consolidated basis) of the net rental obligations of the Company and its Subsidiaries for any current or future 12-month period under all leases of real and/or personal property to be at any time in excess of $100,000,000 exclusive of rental obligations under

          (i) leases of office and warehouse space,

          (ii) leases of office furniture and equipment, automobiles, airplanes, mobile transportation equipment, stores equipment, shop equipment, laboratory equipment, tools and work equipment and mobile communications equipment,

          (iii) leases having a term (including terms of renewal at the option of the lessor or the lessee, whether or not the lease has theretofore been renewed) expiring less than 3 years after the time of determination, and

          (iv) leases of and leasehold interests in oil and gas properties and the land covered thereby having net rental obligations of the Company and its Subsidiaries for any current or future 12-month period not exceeding an aggregate of $75,000.

For purposes of this paragraph (b), the net rental obligations of the Company or any Subsidiary for any current or future 12-month period under any such lease shall be the sum of the rental and other amounts required to be paid in such 12-month period by the Company or such Subsidiary, as the case may be, thereunder and with respect thereto, not including, however (whether or not designated in such lease as rental or additional rental payable thereunder), (x) amounts not exceeding $75,000 in the aggregate during any such 12-month period, paid as "bonuses" or similar charges with respect to the entering into such leases of oil and gas properties and lands, and (y) any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rights and similar charges.

     10.5. Restrictions on Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any mortgage, lien, pledge, charge or encumbrance on or conditional sale or other title retention arrangement with respect to or security in any property or asset of the Company or any Subsidiary, whether now owned or hereafter acquired, or upon any income or profits therefrom, or give its consent to any subordination of any right or claim of the Company or such Subsidiary to any right or claim of any other Person, other than

          (a) liens on property of a Subsidiary securing Indebtedness of such Subsidiary owing to the Company;

          (b) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of business as security for compliance with laws imposing taxes, assessments or governmental charges;

          (c) liens of taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (d) carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens for services arising in the ordinary course of business not yet due or being contested in good faith by appropriate action promptly initiated in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (e) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security, or to secure the performance of leases ( provided that all such liens incurred and deposits made in connection with such leases do not at any time exceed $250,000), tenders statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) leases granted in the ordinary course of business or leases to which any property acquired in the ordinary course of business is subject, provided that such leases are permitted by this Agreement;

          (h) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, reservations, leases and other rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, party wall agreements or other restrictions, or easements for streets, alleys, highways, pipe lines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property (other than property used or to be used primarily for compressor stations) owned by the Company or a Subsidiary or over which the Company or Subsidiary owns rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, reservations, leases, rights, conditions, covenants, party wall agreements or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby for the purpose for which such property is or is to be used, and provided, further, that, in the case of such of the same as relate only to property on, over or in respect of which the Company or a Subsidiary owns rights-of-way or easements exclusively for pipe line purposes or locations for regulator stations or other pipe line facilities (other than compressor stations), the Company or such Subsidiary has power under eminent domain or similar statutes to remove the same;

          (i) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or a Subsidiary or to use such property of the Company or a Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

          (j) obligations or duties, affecting the property of the Company or a Subsidiary, to any municipality or public authority with respect to any certificate of public convenience and necessity, franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

          (k) zoning laws and ordinances;

          (l) irregularities in or deficiencies of title to any rights-of-way, licenses or permits for pipe lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes or for regulator stations or other pipe line facilities (other than compressor stations), provided that the Company or a Subsidiary shall have obtained from the apparent owner of the land or estate covered by any such right-of-way, license or permit a sufficient right, by the terms of the instrument granting such right-of-way, license or permit to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same is used or is to be used, and provided, further, that the Company or such Subsidiary has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

          (m) reservations and other matters relating to titles to leases and leasehold interests in oil and gas properties and the lands covered thereby, if such reservations and other matters do not, in the aggregate, materially affect the marketability of the title thereto, and do not materially impair the use of such leases or leasehold interests for the purposes for which they are held or the value of the interest therein;

          (n) liens and other encumbrances incurred in connection with Indebtedness of the Company not in excess of $10,000,000 at any time outstanding, issued by a municipality or development corporation to finance the construction of premises to be used by the Company or a Subsidiary thereof, the interest on which is exempt from federal income tax under
     Section 103(b) of the Code, provided that the incurrence of such Indebtedness secured thereby is permitted by Section 10.1;

          (o) purchase money mortgages, liens or security interests in respect of property either acquired by the Company or upon which the Company is constructing improvements after the date of this Agreement, or mortgage, liens or security interests existing in respect of such property at the time of acquisition thereof, securing Indebtedness of the Company, provided that (i) no such mortgage, lien or security interest shall extend to or cover any other property, or secure any other Indebtedness of the Company or any Subsidiary, (ii) the incurrence of such Indebtedness secured thereby is permitted by Section 10.1, (iii) the aggregate principal amount of all Indebtedness of the Company secured by all such mortgages, liens and security interests shall not exceed $2,500,000 at any time outstanding, and
     (iv) the aggregate principal amount of all Indebtedness secured by all such mortgages, liens or other security interests in respect of any such property shall not exceed 90% of the cost or fair market value (as determined by the Company in good faith), whichever shall be lower, of such property at the time of the acquisition thereof by the Company; and

          (p) liens and other encumbrances resulting from the placement in trust of United States government securities for the benefit of holders of any Indebtedness of the Company or such Subsidiary under circumstances where such Indebtedness is deemed to be extinguished under generally accepted accounting principles but for which the Company or such Subsidiary remains legally liable, provided that the current market value as of the date of such placement in trust of such securities shall not exceed the unpaid balance of such Indebtedness.

     The Company will not, and will not permit any Subsidiary to, sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code which names the Company or such Subsidiary as debtor or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under this Section 10.5.

     10.6. Issuance and Sale, etc. of Subsidiary Stock; Disposition of Subsidiary Stock and Indebtedness. The Company will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of stock of any class, or any security convertible into or exchangeable for or carrying rights to subscribe for shares of stock of any class, of such Subsidiary to any Person other than the Company or a Wholly-owned Domestic Subsidiary, except to qualify directors if required by law. The Company will not permit any Subsidiary to have outstanding any shares of Preferred Stock, except shares of Preferred Stock owned or held by the Company or a Wholly-Owned Domestic Subsidiary of the Company. The Company will not sell or otherwise dispose of any shares of stock or any Indebtedness of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of any shares of stock or any Indebtedness of any Subsidiary except (a) to qualify directors if required by law or (b) to the Company or a Wholly-Owned Domestic Subsidiary of the Company.

     10.7. Consolidation or Merger of Subsidiaries; Disposition of Subsidiary Property as an Entirety. The Company will not permit any Subsidiary to consolidate with or merge into any Person other than the Company or a Wholly-Owned Domestic Subsidiary of the Company. The Company will not permit any Subsidiary to sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety except to the Company or a Wholly-Owned Domestic Subsidiary of the Company.

     10.8. Consolidation or Merger of Company; Disposition of Company; Disposition of Company Property as an Entirety. The Company will not consolidate with, merge into, or sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety to, any Person, unless

          (a) the successor formed by or resulting from such consolidation or merger or to which such disposition shall have been made shall be a solvent corporation organized under the laws of the United States of America or a state thereof or the District of Columbia;

          (b) simultaneously with such consolidation, merger or disposition, such successor corporation shall execute and deliver to each holder of any of the Notes at the time outstanding an instrument, satisfactory in substance and form to each such recipient, expressly assuming the due and punctual payment of the principal of and the premium, if any, and interest on all of the Notes at the time outstanding, according to their tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of such Notes and this Agreement to be performed or observed by the Company, to the same extent as if such successor corporation had originally executed this Agreement in place of the Company and had been the original maker of such Notes;

          (c) immediately after giving effect to such consolidation, merger or sale, the Company could incur $1 of additional Indebtedness pursuant to
     Section 10.1 (a) and 10.1 (b) of this Agreement; and

          (d) immediately after giving effect to such consolidation, merger or sale (and the execution and delivery of the instrument of assumption required under clause (b) of this Section 10.8), no condition or event shall exist which constitutes a Default or an Event of Default.

No sale,  lease,  transfer  or other  disposition  of assets  permitted  by this
Section 10.8 shall have the effect of releasing Alaska Pipeline Company (or any corporation which shall at any time have assumed the liabilities or obligations of the Company hereunder to with respect to any of the Notes) from any liability or obligation hereunder or with respect to any of the Notes.

     10.9. Disposition of Company and Subsidiaries' Property. The Company will not, and will not permit any Wholly-Owned Domestic Subsidiary to, directly or indirectly sell or otherwise dispose of any of its properties and assets (other than in a transaction permitted by Section 10.7 or 10.8) unless, immediately after giving effect to any such disposition,

          (a) the Aggregate Value of all such properties and assets so sold or disposed of during the period of 12 consecutive calendar months ending with the calendar month of the date of such disposition would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Wholly-Owned Domestic Subsidiaries as at the December 31 next preceding the date of such disposition; or

          (b) the Company could become liable (in  compliance  with Section 10.1
     (a) (i)) with respect to $1 of additional Funded Debt.

If the aggregate net cash proceeds of all such sales and other dispositions of assets of the Company and its Wholly-Owned Domestic Subsidiaries during any fiscal year of the Company, commencing with the fiscal year ending on December 31, 1991, shall exceed the aggregate amount expended by the Company and its Wholly-Owned Domestic Subsidiaries offset against such net cash proceeds as hereinafter provided, then and in each such case the Company will, not later than November 15 of the next succeeding fiscal year, apply such excess to the prepayment of its Funded Debt (other than tax-exempt Funded Debt) at the time outstanding. For purposes of the fore-going, there may be offset against the net cash proceeds of sales and other dispositions of properties and assets during any fiscal year all or any portion of the aggregate amount expended by the Company and its Wholly-Owned Subsidiaries for property, plant and equipment during the period of such fiscal year and the next following 12-month period thereafter, provided that no portion of the amount so expended which has been so offset against the proceeds of sales and dispositions shall again be offset, directly or indirectly, against the proceeds of any other sales or dispositions.

     10.10. Gas Contracts. The Company will at all times perform and observe all the material covenants, agreements, terms, conditions and limitations applicable to it contained in the Gas Contracts, and will do all things necessary to keep unimpaired all its material rights thereunder and to prevent any material default thereunder or any material forfeiture or impairment thereof. Nothing in this Section 10.10 will permit the Company to take action, or fail to take action, that could result in the termination of any of the Gas Contracts or a setoff of amounts owing to the Company under the Gas Contracts. In case the Company shall at any time receive any notice, demand or other communication from any other party to any of the Gas Contracts relating to any alleged, potential or actual material default thereunder or material breach of any of the covenants, agreements, terms, conditions or limitations thereof, or purporting to terminate or in any other way materially adversely affect the rights of the Company thereunder, the Company will immediately deliver to the holders of all Notes a copy of such notice, demand or other communication. The Company will not amend, modify, supplement, surrender, cancel, terminate or in any way waive any covenant, agreement, term, condition or limitation of any of the Gas Contracts, except that the Company may amend, modify or supplement any of the Gas Contracts if such amendment, modification or supplement is desirable in, or will not have a material adverse effect on, the business of the Company and will not be in any way prejudicial to the holders of the Notes.

     10.11. Intercompany Notes, etc. The Company will not transfer, assign or encumber any of the Intercompany Notes or its rights and privileges under the

Intercompany Notes or its rights and privileges under the Intercompany Notes or its rights and privileges under the Intercompany Mortgage, nor will the Company amend, modify, supplement, surrender, cancel, terminate or in any way waive any covenant, agreement, term, condition or limitation of the Intercompany Mortgage or any Intercompany Note, unless, such action is desirable in, or will not have a material adverse effect on, the business of the Company and will not be in any way prejudicial to the holders of the Notes. The Company will promptly notify the holders of the Notes in the event it becomes aware of any default under, or material breach of any of the covenants, agreements, terms, conditions or limitations contained in, the Intercompany Mortgage or any of the Intercompany Notes. The Company will cause the Intercompany Mortgage and all supplements thereto at all times to be recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places, and will pay or cause to be paid all such mortgage registration, recording, filing and other taxes and fees, and will comply or cause Seagull to comply with all such statutes and regulations, all as may be required by law in order fully to create, preserve, maintain and protect the lien of the Intercompany Mortgage on the property subject thereto.

     10.12. Compliance with ERISA. The Company will not, and will not permit any Subsidiary or Related Person to,

          (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502 (i) of ERISA or a tax imposed by Section 4975 of the Code, terminate any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan, which could result in any liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation, fail to make full payment when due of all amounts which, under the provisions of applicable law, or the terms of any Plan or collective bargaining agreement, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Company or any of its Subsidiaries;

          (b) permit the aggregate present value of all benefit liabilities under all Plans maintained at such time by the Company, any Subsidiary and any Related Persons (other than Multiemployer Plans) that are subject to Title IV of ERISA to exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities by more than $2,500,000; or

          (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company, its Subsidiaries and Related Persons to exceed $3,000,000.

As used in this Section 10.12, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the terms "present value," "benefit liabilities" and "current value" have the respective meanings specified in Sections 3 and 4001 of ERISA.

     11. Remedies. 11.1. Events of Default; Acceleration. If any one or more of the following events ("Events of Default") shall occur and be continuing:

          (a) if default shall be made by the Company in the due and punctual payment of any principal or premium, if any, on any Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise;

          (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable, and such default shall have continued for a period of 5 days;

          (c) if default shall be made by Seagull in the due and punctual payment of any principal or premium, if any, on any Intercompany Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise;

          (d) if default shall be made by Seagull in the due and punctual payment of any interest on any Intercompany Note when and as such interest shall become due and payable, and such default shall have continued for a period of 5 days;

          (e) if default shall be made by the Company in the performance or observance of any term contained in Section 9.2, 9.3, 9.4(b), 9.4 (c) or 10 (other than immaterial defaults under Section 10.2, 10.4 and 10.5);

          (f) if default shall be made by the Company in the performance and observance of any term and provision of Section 10, other than those referred to above in this Section 11.1, and if capable of being remedied, such default shall continue for 30 days;

          (g) if default shall be made in the performance or observance of any term contained in this Agreement (other than those referred to above in this Section 11.1), and such default shall have continued for a period of 30 days after written notice thereof to the Company by the holder of any Note;

          (h) if default shall be made by Seagull in the performance or observance of any term contained in Section 5 of the Inducement Agreement (other than immaterial defaults under Section 5.1, 5.2, 5.4 and 5.5);

          (i) if default shall be made by Seagull in performance or observance of any term contained in Section 5 of the Inducement Agreement, other that those referred to above in this Section 11.1., and such default shall have continued for a period of 30 days;

          (j) if default shall be made by Seagull in the due and punctual payment of the price for natural gas under the Gas Sale Contract and such default shall have continued for a period of 90 days after the end of the quarterly fiscal period in which such default occurred;

          (k) if any representation made by or on behalf of the Company or Seagull in this Agreement or the Inducement Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

          (l) if Seagull shall fail to perform or comply with any term of the Seagull Documents other than those referred to above in this Section 11.1 and such default shall have continued for a period of 30 days after written notice thereof to the Company by the holder of any Note;

          (m) if the Company or any Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, or fail to deny the material allegations of or to contest, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law or other act for the relief or aid of debtors of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to or acquiesce in the appointment of a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers of itself or themselves or of the whole or any substantial part of its properties and assets, (v) be adjudicated insolvent or a bankrupt, or (vi) take corporate action for the purpose of any of the foregoing;

          (n) if a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent or the acquiescence of the Company or a Subsidiary, as the case may be, a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers of the Company or such Subsidiary or of the whole or any substantial part of its properties and assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the reorganization, arrangement, composition, readjustment, dissolution, winding-up, liquidation or similar relief of the Company or such Subsidiary, or if any petition for any such relief shall be filed against the Company or such Subsidiary and such petition, order, judgment or decree shall not be dismissed or discharged within 60 days;

          (o) if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its properties and assets and such custody or control shall remain unterminated or unstayed for an aggregate of 60 days (whether or not consecutive) from the date of assumption of such custody or control;

          (p) if final judgment for the payment of money in excess of $500,000 shall be rendered by a court of record against the Company or any Subsidiary and the Company or such Subsidiary shall not (i) within 60 days from the date of entry thereof, discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereof, and (ii) if execution of such judgment shall be stayed, within such period of 60 days or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or, within 60 days after the expiration of any such stay or the denial of such appeal, discharge the same or provide for its discharge; or

          (q) if the Company or any Subsidiary shall default (as principal or as guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any Indebtedness for borrowed money (other than the Notes), or if any event shall occur or condition shall exist in respect of any such Indebtedness or under any evidence of any such Indebtedness, or of any mortgage, indenture or Other Agreements relating thereto which would permit or shall have cased the acceleration of the payment of such Indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

     Then and in any such event any holder or holders of 25% or more in principal amount of the Notes at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon and, with respect to each Series of Notes, to the extent permitted by applicable law, a premium equal to the Make-Whole Premium, without presentment, demand, protest or notice, all of which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) of this Section 11, then, irrespective of whether the holder or holders of 25% or more in principal amount of Notes then outstanding shall have declared all the Notes to be due and payable pursuant to this Section 11, any holder of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or nay of its Subsidiaries or Affiliates) may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and with respect to each Series of Notes, to the extent permitted by applicable law, a premium equal to the Make-Whole Premium, without presentment, demand, protest or notice, all of which are hereby waived. If a declaration is made pursuant to this Section 11.1 by the holder or holders of at least 25% in principal amount of the Notes, then and in each such case, the holders of at least 75% in aggregate principal amount of the Notes at the time outstanding may, by written notice or notices to the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded, (i) no judgment or decree has been entered for the payment of any moneys due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under this Section 11.1) shall have been duly paid, and (iii) each and every other default and Event of Default shall have been remedied, and provided, further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

     11.2. Notice of Default. If any holder of any Note shall serve any notice or take any other action in respect of a claimed default, the Company will forthwith give written notice thereof the all other holders of the Notes at the time outstanding describing such notice or action and the nature of the claimed default.

     11.3. Suits for Enforcement, etc. In case any one or more Events of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Agreement, or may proceed to enforce the payment of such Note or to enforce any other legal or equitable right of the holder of such Note, or may take any one or more of such actions. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay to the holder thereof on demand such further amounts as shall be sufficient to pay the costs and expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements.

     11.4. Remedies Cumulative. No right, power or remedy conferred upon you or the holder of any Note shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any Note or now or hereafter available at law or in equity or by statute or otherwise.

     11.5. Remedies Not Waived. No course of dealing between the Company and you or the holder of any Note, and no delay in exercising any right, power or remedy conferred hereby or by any Note or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

     12. Registration Books; Transfer and Exchange of Notes. The Company will keep or cause to be kept, at its principal office (or the office of its agent for such purpose) in Anchorage, Alaska, proper books in which the names and addresses of the holders of all Notes issued by the Company shall be registered and in which transfers of Notes may be registered. Upon due presentment of any Note for registration of transfer at such office, or upon surrender of any Note for exchange at such office, the Company at its expense will issue in exchange therefor a new Note or Notes, in such denomination or denominations as may be requested ($1,000 and integral multiples thereof) which aggregate the unpaid principal amount of the presented or surrendered Note, registered as such holder or transferee may request, dated the date to which interest has been paid on the presented or surrendered Note and otherwise of like tenor. Prior to the due presentment of any Note for registration of transfer, the Company may treat the registered holder thereof as the absolute owner thereof for the purpose of receiving all payments of principal, premium, if any, and interest thereon and for all other purposes thereof and hereof. Notwithstanding the foregoing, neither you nor any other Noteholder shall transfer any Note (or any interest therein) except in compliance with applicable securities laws and then only to an institutional investor or to an intermediary for immediate resale to an institutional investor.

     13. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon the surrender of such Note for cancellation at the office of the Company maintained pursuant to Section 12, the Company at its expense will execute and deliver, in lie thereof, a new Note of like tenor, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note.

     14.Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Affiliate" of any Person shall mean any Person which directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities or by contract or otherwise.

     "Aggregate Value" shall mean, with reference to any disposition of properties and assets, the greater of (a) the net book value of all properties and assets disposed of, as shown on the books of the Company and its Wholly-Owned Domestic Subsidiaries as at the date of such disposition, and (b) the fair market value of such properties and assets, as determined in good faith by the Board of Directors of the Company.

     "Board of Directors" of any corporation shall mean the Board of Directors of such corporation or, to the extent permitted by applicable law and the articles of incorporation and by-laws of such corporation, the Executive Committee of such Board of Directors.

     "Closing" shall have the meaning specified in Section 2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, even though the right so to vote has been suspended by the happening of a contingency.

     "Company" shall mean Alaska Pipeline Company, an Alaska corporation.

     "Company Certificate" shall have the meaning specified in Section 5.11.

     "Consolidated Adjusted Net Earnings" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the aggregate of the Consolidated Net Income as Reported of the Company and its Wholly-Owned Domestic Subsidiaries for each fiscal year or portion thereof during the period in question, provided that

          (a) there shall be deducted an amount equal to the excess,  if any, of
     (i) the sum of (x) the aggregate amount applied by the Company during such period to the payment, redemption, retirement and purchase of Funded Debt of the Company (other than any amount payable at the scheduled maturity of any such Funded Debt or on account of any mandatory or required sinking, purchase or other analogous fund with respect to any such Funded Debt) and
     (y) the aggregate amount applied by the Company during such period to the repayment during such period of advances to the Company by Seagull, over
     (ii) the sum of (x) the aggregate amount of depreciation and amortization deducted during such period in determining Consolidated Net Income as Reported , (y) the aggregate principal amount of Funded Debt incurred by the Company during such period for the purpose of renewing, extending, refinancing, refunding, rearranging or replacing any Funded Debt taken into account under subclause (i) (x) above and (z) the sinking fund payments made by Seagull to the Company during such period in accordance with indebtedness of the Division to the Company evidenced by the Intercompany Notes;

          (b) such reserves as shall be required by Required Accounting Practice
     for  deferred  income  tax  resulting  from  accelerated   depreciation  or
     amortization shall be deducted; and

          (c) if net gains from the sale, abandonment or other disposition of capital assets and from the purchase, sale, conversion or other disposition of Securities shall exceed $25,000, such excess shall be excluded and taxes in respect of such excess shall not be deducted.

Capital assets as used in this definition shall include all fixed assets, both tangible (such as land, buildings, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will), and Securities.

     "Consolidated Adjusted Total Capitalization" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate Consolidated Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, plus the aggregate principal amount of Consolidated Short Term Borrowing outstanding on such date.

     "Consolidated Funded Debt" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the aggregate of the Funded Debt of the Company and its Wholly-Owned Domestic Subsidiaries outstanding on such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

     "Consolidated Net Cash Flow" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, Consolidated Net Income as Defined of the Company and its Wholly-Owned Domestic Subsidiaries during the period in question, less all amounts included in the determination of Consolidated Net Income as Defined in respect of undistributed earnings of all Subsidiaries, plus all amounts deducted in the determination of Consolidated Net Income as Defined in respect of depreciation and amortization, Division Depreciation and deferred income taxes.

     "Consolidated Net Income as Defined" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the Consolidated Net Income as Reported for the period in question plus or minus, as the case may be, without duplication, the net income or net loss of the Division for such period as stated in the statement of income of the Division for such period furnished to the Noteholders pursuant to Section 3 of the Inducement Agreement.

     "Consolidated Net Income as Reported" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the consolidated net income (or deficit) of the Company and its Wholly-Owned Domestic Subsidiaries for the period in question, as stated in the combined statement of income of the Company and its Wholly-Owned Domestic Subsidiaries for such period furnished to the Noteholders pursuant to Section 6.

     "Consolidated Net Tangible Assets" shall mean as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the gross book value of all assets (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental and organizational expense and other like intangibles, treasury shares and unamortized debt discount) properly appearing on a consolidated balance sheet of the Company and its Wholly-Owned Domestic Subsidiaries as at such date prepared in accordance with Required Accounting Practice on a consolidated basis after eliminating all intercompany items, less the sum (without duplication) of:

          (a) the amount included in such assets of any write-up subsequent to December 31, 1991 in the book value of any asset owned by the Company or any Wholly-Owned Domestic Subsidiary on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of cost of any asset acquired subsequent to such date except as permitted by clause (d).

          (b) all reserves for depreciation, depletion, obsolescence and amortization of properties (other than those excluded as hereinabove provided) as shown in such balance sheet and all other proper reserves (other than general contingency reserves and reserves representing mere appropriations of surplus) which in accordance with Required Accounting Practice should be set aside in connection with the business conducted;

          (c) all liabilities (including tax and other proper accruals) which would, in accordance with Required Accounting Practice, be classified as current liabilities of the Company and its Wholly-Owned Domestic Subsidiaries (including current maturities of Funded Debt); and

          (d) the amount included in such assets of the excess, if any, of (i) the cost of any assets acquired by the Company or any Wholly-Owned Domestic Subsidiary subsequent to December 31, 1991 upon the consolidation or merger of any other corporation with or into the Company or such Wholly-Owned Domestic Subsidiary or upon the acquisition by the Company or any Wholly-Owned Domestic Subsidiary of all or substantially all of the assets or any other corporation, over (ii) the book value of such assets on the books of such other corporation at the time of such consolidation, merger or acquisition (other than a write-up of the book value of an asset made in accordance with generally accepted accounting principles in connection with the acquisition of such assets).

     "Consolidated Short Term Borrowing" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Short Term Borrowing of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

     "Consolidated Total Capitalization" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

     "Consolidated Total Debt" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Funded Debt and the Short Term Borrowing of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

     "Corporation" shall include, except for the purposes of Section 10.8, an associate, joint stock company, business trust or other similar organization, and shall not include, without limitation, partnerships.

     "Default" shall mean an event or condition which, with the lapse of time or the giving of notice or both, would become an Event of Default.

     "Division" shall mean all the current gas distribution and sales systems business located in the State of Alaska, which are presently operating under the name "ENSTAR Natural Gas Company". Such business comprises and shall comprise the distribution, transportation and sale of natural, manufactured and mixed gas in Alaska for residential, commercial, industrial and electrical power plant use, the sale of gas ranges, water heaters, gas burners and other appliances and equipment related to the use of such gas, all similar activities in Alaska and all assets, whether or not located in the State of Alaska, directly relating thereto or used or intended for use therein.

     "Division Certificate" shall have the meaning specified in Section 5.11.

     "Division Depreciation" shall mean, for the period in question, all amounts of depreciation deducted in determining the net income or net loss of the Division as stated in the statement of income of the Division for such period furnished to the Noteholders pursuant to Section 6.

     "Division Income Taxes" shall mean, for the period in question, all amounts of income taxes deducted in determining the net income or net loss of the Division for such period furnished to the Noteholders pursuant to Section 6.

     "Domestic Subsidiary" shall mean a Subsidiary incorporated under the laws of the United States of America or a State thereof or the District of Columbia and owning substantially all its property and conducting substantially all its business in the State of Alaska.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" shall have the meaning specified in Section 11.1.

     "Funded Debt" shall mean, as applied to any Person at any date, all Indebtedness of such Person which would, in accordance with Required Accounting Practice, be classified as funded debt, including, without limitation, all Indebtedness for borrowed money (whether secured or unsecured) and Indebtedness of the character referred to in subdivisions (b) and (c) of the definition of Indebtedness, in each case maturing more than one year after the date of the creation thereof, or directly or indirectly renewable or extendible, by its terms or otherwise, at the option of such Person, beyond such year, and all Indebtedness (whether secured or unsecured) incurred under a revolving credit or similar agreement extending for more than one year after the date of the creation thereof. Any Indebtedness which is extended or renewed (other than pursuant to an option of the debtor) shall be deemed to have been created at the date of the extension or renewal.

     "Gas Contracts" shall mean the Gas Purchase Contracts, the Gas Sale Contract and all other contracts and agreements for the purchase or other acquisition, sale or other disposition, exchange or transportation of natural, manufactured or mixed gas to which the Company is now or hereafter may become a party, and all renewals, extensions additions, amendments and modifications thereof entered into as permitted hereby. Notwithstanding the foregoing, "Gas Contracts" shall not include any contract or agreement for the transportation by the Company of natural, manufactured or mixed gas which (i) is owned by third parties and (ii) will not be acquired by the Company for sale to the Division pursuant to the Gas Sale Contract.

     "Gas Purchase Contracts" shall mean (i) the Gas Purchase Agreement, dated May 1, 1998, as amended to the date hereof, between the Company and Marathon Oil Company, (ii) the Gas Purchase Contract, dated December 20, 1982, as amended to the date hereof, between the Company and Shell Western E & P, Inc., (successor-in-interest to Shell Oil Company) and ARCO Alaska, Inc. (assignee of Shell Western E & P, Inc., and ARCO Alaska, Inc.) and (iii) all renewals, extensions, additions, amendments and modifications thereof entered into as permitted hereby.

     "Gas Sale Contract" shall mean the Gas Sale Contract, dated as of January 1, 1984, as amended, between the Company and the Division, and all renewals, extensions, additions, amendments and modifications thereof entered into as permitted hereby.

     "Indebtedness" shall mean, as applied to any Person at any date,

          (a) all items which in accordance with Required Accounting Practice would be included on the liability side of the balance sheet of such Person at such date, except (i) items of capital stock and of surplus, (ii) reserves for deferred income tax resulting from accelerated depreciation or amortization, (iii) contributions in aid of construction, (iv) unallocated contingency reserves, and (iv) unallocated contingency reserves, and (v) reserves properly deductible from assets in accordance with Required Accounting Practice;

          (b) all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien, charge, conditional sale agreement or other title retention agreement existing on all property held by such Person at such date subject to such mortgage, pledge, lien, charge or agreement; all of such indebtedness, obligations and liabilities shall be treated as Indebtedness of such Person, whether or not such Person is in fact liable therefor;

          (c) all indebtedness, obligations and liabilities of other Persons, of the character referred to in the foregoing subdivisions (a) and (b), which such Person has directly or indirectly guaranteed or upon or with respect to which such Person is directly or indirectly liable (by discount, endorsement -- other than for deposit for collection -- sale with recourse, repurchase agreement or otherwise) or in respect of which such Person is obligated to advance or supply funds; and

          (d) adequate reserves in respect of disputed or contingent indebtedness, obligations and liabilities of the character referred to in the foregoing subdivisions (a), (b) and (c), to the extent not included pursuant to such subdivisions.

Notwithstanding the foregoing, in determining the Indebtedness of any Person there shall be included all indebtedness of such Person of the character referred to in subdivisions (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

     "Inducement Agreement" shall have the meaning specified in Section 3.1.

     "Intercompany Mortgage" means the first Mortgage and Deed of Trust, dated as of August 1, 1960, between Seagull (as successor in interest to Alaska Public Service Corporation) and the Company, as heretofore supplemented, amended and restated by a Supplemental Mortgage dated as of September 9, 1960, a Second Supplemental Mortgage dated as of May 1, 1961, a Third Supplemental Mortgage dated as of December 15, 1969, a Fourth Supplemental Mortgage dated as of February 18, 1972, a Fifth Supplemental Mortgage dated as of November 15, 1975, a Sixth Supplemental Mortgage dated as of December 30, 1977, a Seventh Supplemental Mortgage dated as of January 1, 1984, an Eight Supplemental Mortgage dated as of June 17, 1985 and a Ninth Supplemental Mortgage dated as of June 1, 1991 and as hereafter further supplemented and amended in accordance with this Agreement.

     "Intercompany Notes" shall mean the Notes as defined in the Intercompany Mortgage.

     "Investment" shall have the meaning given in Section 10.2.

     "Make-Whole Premium" shall mean a premium, determined as of the date of any prepayment pursuant to Section 8.2 or any acceleration pursuant to Section 11 in respect of each Note (or portion thereof) of the series being prepaid or each Note being accelerated, equal to the amount (but not less than zero) obtained by subtracting (a) the sum of the unpaid principal amount of such Note (or portion thereof) of the series being prepaid or accelerated and the amount of interest thereon accred to the prepayment date or the date of acceleration from (b) the sum of the Current Values of all amounts of principal and interest on such Note (or portion thereof) being prepaid or accelerated that would otherwise have become due on and after the date of such determination if such Note were not being prepaid or accelerated (each such amount of principal or interest being referred to herein as an "Amount Payable").

     The "Current Value" of any Amount Payable means such Amount Payable discounted (on a semiannual basis) to its present value on the date of determination at the Treasury Yield plus 50 basis points, in accordance with the following formula:


                         Current Value = Amount Payable
                                   (1 = d/2)n

where "d" is the sum of (i) Treasury Yield per annum  expressed as a decimal and
(ii) 50 basis points and "n" is an exponent (which need not be an integer) equal to the number of semiannual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of twelve 30-day months in a 360-day year) between the date of such determination and the due date of the Amount Payable. For such purposes the due date of any amount of principal of a Note being paid means the date or dates as of which such amount is to be credited against the obligation of the Company to make scheduled payments of principal at maturity of such Note or the scheduled required principal prepayments of such Note, if any, pursuant to Section 8.2 taking into account the relevant provisions of Section 8.4 with respect to the manner in which partial prepayments shall be applied.

     The "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date of prepayment or acceleration (or, if such Statistical Release is no longer published, any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life to maturity of all Amounts Payable constituting principal of any Note (the "Remaining Life"), computed by dividing (a) the sum of all such Amounts Payable into (b) the total of the products obtained by multiplying (i) the amount of each such Amount Payable by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date as of which such computation is made and the due date of such Amount Payable. If the Remaining Life is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of (a) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Life and (b) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Life except that is the Remaining Life is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

     "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as such term is defined in Section 4001 (a) (3) of ERISA.

     "Note" and "Notes" shall have the meanings specified in Section 1.

     "Officer's Certificate" shall mean a certificate executed on behalf of any corporation by such corporation's President, Vice-President - Finance or Chief Financial Officer.

     "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Plan" shall mean any "employee pension benefit plan" as such term is defined in Section 3 of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Related Person or as to which the Company or any Related Person would be treated as a contributing sponsor under Section 4069 of ERISA is such plan were to be terminated.

     "Preferred Stock", as applied to the capital stock of any corporation, shall mean capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such
corporation,   over  shares  of  capital  stock  of  any  other  class  of  such corporation.

     "PUC" shall mean the Alaska Public Utilities Commission.

     "Related Person" shall mean any trade or business, whether or not incorporated, which, together with the Company, would be treated as a single employer under Section 414 of the Code.

     "Required Accounting Practice" shall mean, as to any corporation or division thereof, the accounting rules or regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which such corporation or division, as the case may be, is at the time operating, and, to the extent that a matter is not covered by such rules or regulations, the accounting rules or regulations at the time prescribed by the Federal Energy Regulatory Commission for companies of established reputation engaged in a business similar to that of such corporation or division, as the case may be, which are at the time operating under the jurisdiction of the Federal Energy Regulatory Commission.

     "Restricted Investment" shall mean an Investment in a Wholly-Owned Domestic Subsidiary of the kind referred to in Section 10.2 (c). The amount of Investments which constitute Restricted Investments shall, for all purposes of this Agreement, be the aggregate cost to the Company of all such Investments determined in accordance with generally accepted accounting principles, but without regard to unrealized increases or decreases in value or write-ups, write-downs or write-offs, of such Investments (except to the extent that Consolidated Adjusted Net Earnings has been increased or reduced as the result thereof) and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with generally accepted accounting principles, but without regard to any amounts received during such period as earnings (in the form of dividends, interest or otherwise) on such Investments or as loans from any Persons in whom such Investments have been made).

     "Restricted Stock Payment" shall mean any of the following:

          (a) any direct or indirect declaration ordering, setting aside of funds for, payment or making of any dividend or other distribution on or with respect to any stock of the Company of any class now or hereafter outstanding, other than a dividend payable solely in Common Stock of the Company; or

          (b) any direct or indirect purchase, redemption, retirement or other acquisition of any stock of the Company of any class now or hereafter outstanding or of any securities convertible into shares of its stock of any class (other than payments of Indebtedness evidenced thereby) or of any warrant, option or right to purchase, subscribe for or otherwise acquire any such stock or securities, other than one effected for a consideration consisting solely of Common Stock of the Company. The amount of any Restricted Stock of the Company. The amount of any Restricted Stock Payment in property of the Company shall be deemed to be the greater of the fair value of such property (as determined by the Board of Directors of the Company) or the net book value of such property on the Company's books (in accordance with Required Accounting Practice).

     "Restricted Subordinated Debt Payment" shall mean any direct or indirect payment or other distribution on account of the principal of or the premium, if any, or interest on, or any purchase, redemption, retirement or other acquisition of, any Subordinated Indebtedness of the Company now or hereafter outstanding, provided that for the purpose of paragraph (b) of Section 10.3, Restricted Subordinated Debt Payments shall not include payments, not exceeding $750,000 during any twelve-month period, on account of Subordinated Indebtedness consisting of management fees incurred in the ordinary course of business.

     "Seagull" shall mean Seagull Energy Corporation, a Texas corporation, and any successor to such corporation.

     "Seagull Documents" shall mean the Inducement Agreement, the Intercompany Mortgage, the Intercompany Notes and the Gas Sale Contract.

     "Securities" shall mean any stocks, any bonds, debentures, notes or other evidences of Indebtedness, and any other instruments generally known as securities; any certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to our purchase any of the foregoing; and any agreements, indentures, mortgages or other instruments providing for or securing any of the foregoing.

     "Series I Notes" shall have the meaning specified in Section 1.

     "Series J Notes" shall have the meaning specified in Section 1.

     "Series K Notes" shall have the meaning specified in Section 1.

     "Short Term Borrowing" shall mean, as applied to any Person at any date, all Indebtedness for borrowed money of such Person maturing on demand or within one year or less from the date of the creation thereof and not directly or indirectly renewable or extendible, by its terms or otherwise, at the option of the debtor, beyond such year, and not incurred under a revolving credit or similar agreement extending for more than one year.

     "Subordinated Indebtedness" shall mean all Indebtedness of the Company to Seagull, now existing or hereafter incurred, including, without limitation, all Indebtedness in respect of advances, open accounts, accounts payable obligations, loans, notes, bonds, debentures or other evidences of debt whether for principal, premium, if any, or interest, and all instruments constituting or evidencing any of the foregoing, whether or not held by Seagull; all of such Indebtedness being subordinated to the prior payment in full of the Notes.

     "Subsidiary" shall mean as to any entity a corporation, association or business trust a majority (by number of votes) of either the Voting Stock or the Common Stock of which is at the time owned or controlled, directly or indirectly, by such entity.

     "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated June 17, 1985, between the Company and Seagull, as amended from time to time.

     "Total Capitalization" shall mean, as applied to a corporation, the sum of the following, all determined in accordance with Required Accounting Practice and as shown on the books of account of such corporation:

          (a) the principal amount of all Funded Debt of such corporation at the time outstanding, plus

          (b) the amount of the capital stock liability of such corporation and any premium thereon, plus

          (c) the amount of any earned surplus, capital surplus and other surplus of such corporation, less

          (d) the amount of any deficit of such corporation.

     "Total Destruction" shall mean, with respect to any assets, any damage to or destruction of such a substantial part of such assets so that, in the good faith judgment of the owner of such assets, the restoration, replacement or rebuilding of such assets or any portion thereof as nearly as possible to their value and condition immediately prior to such damage or destruction is not economically feasible.

     "Total Taking" shall mean, with respect to any assets, the acquisition (other than for temporary use) of such a substantial part of such assets by any one or more governments or municipal corporations or other governmental subdivisions or governmental authorities or any nominee or designee thereof by the exercise of the power of condemnation or eminent domain, by the exercise of a right reserved to purchase the same or by a sale or conveyance by the owner of such assets in lieu of and in reasonable anticipation of the impending exercise of such a power or of such a right, so that, in the good faith judgment of the owner of such assets, the restoration, replacement or rebuilding of such assets or any portion thereof as nearly as possible to their value and condition immediately prior to such taking is not economically feasible.

     "Voting Stock" shall mean stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are at the time entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, whether or not the right to vote exists by reason of the happening of a contingency.

     "Wholly-Owned Domestic Subsidiary" shall mean a Domestic Subsidiary all of the outstanding stock of which, of whatever class and having whatever rights (other than director's qualifying shares, if required, options to acquire which for a nominal consideration shall have been obtained, together with the certificates therefor, duly endorsed in blank or accompanied by stock powers duly executed in blank), is at the time owned by the Company.

     15. Expenses, etc. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay (a) the cost and expenses of preparing and reproducing this Agreement and the Notes, of furnishing all opinions by counsel for the Company (including any opinions requested by your counsel as to the legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (b) the cost of delivering to your home office, insured to your satisfaction, the Notes acquired by you hereunder and any Notes delivered to you upon any exchange or surrender pursuant hereto and of your delivering any Notes, insured to your satisfaction, for any such exchange or surrender, (c) the reasonable fees, expenses and disbursements of your special counsel in connection with the transactions contemplated hereby, any matters arising hereunder and any amendments, waivers and consents under or in respect hereof, and (d) the reasonable out-of-pocket expenses incurred by you in connection with the transactions contemplated hereby and any matters arising hereunder. The Company will also pay and save you and each holder of any Notes harmless against all liabilities, if any, with respect to all taxes, other than income taxes (including interest and penalties) which may be payable in connection with the execution and delivery of this Agreement and the Inducement Agreement, the offer, issue, sale and delivery of the Notes, and any amendment, waiver or consent under or in respect of any such instrument. The obligations of the Company under this Section 15 shall survive any disposition of payment of the Notes.

     16. Survival of Agreements, etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, and the issue, sale and delivery of the Notes and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on the behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company hereunder.

     17. Amendments and Waivers. Any term of this Agreement or of the Notes may, with the consent of the Company, be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument or instruments in writing signed by you, so long as you are committed to purchase Notes hereunder, and by the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates) provided that no such amendment or waiver shall, without the prior written consent of the holders of all the Notes at the time outstanding, (a) change the stated maturity or principal amount of any Note, (b) reduce the rate or change the time of payment of interest on any Note, (c) change the amount or the time of payment of any principal or premium, if any, payable on any prepayment of any Note, (d) change any of the provisions of Section 11, (e) reduce the aforesaid percentage of the principal amount of Notes the holders of which are required to consent to any such amendment or waiver, or (f) change the percentage of principal amount of the Notes the holders of which are entitled to accelerate the maturity of the Notes, or reduce the percentage of the principal amount of the Notes the holders of which are entitled to rescind and annul any such declaration, as provided in Section 11.1. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

     18. Representations of the Purchasers. You represent to the Company as follows:

     18.1. Purchase of Notes. You are purchasing the Notes hereunder on the Closing Date for investment and without a view to the distribution of such Notes, provided that the disposition of your property shall at all times be within your control.

     You understand that such Notes have not been registered under the Securities Act and may not be sold or otherwise transferred by you except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom under the Securities Act.

     18.2. Source of Funds. Either:

          A. no part of the funds used by you to purchase the Notes will be from the assets of any separate account or fund maintained by you in which any employee benefit plan (or its related trust) has an interest; or

          B. if any part of the funds used by you to purchase the Notes will be from the assets of any separate account of fund maintained by you in which any employee benefit plan has an interest,

               (i) at least two Business Days prior to the Closing Date you shall have disclosed to the Company in writing the name of each employee benefit plan the assets of which are in such separate account, or

               (ii) such fund is a "collective investment fund" entitled to the exemption granted by the Prohibited Transaction Class Exemption 91-38 issued by the United States Department of Labor, and at least two Business Days prior to the Closing Date you shall have disclosed to the Company in writing the names of each employee benefit plan whose interest in such fund exceeds or is expected to exceed 10% of the total assets of such fund as of the Closing Date, or

               (iii) such separate account is a "pooled separate account" entitled to the exemption granted by the Prohibited Transaction Class Exemption 90-1 issued by the United States Department of Labor, and at least two Business Days prior to the Closing Date you shall have disclosed to the Company in writing the names of each employee benefit plan whose assets in such separate account exceed or are expected to exceed 10% of the total assets of such account as of the Closing Date.

For purposes of clauses (ii) and (iii) above, all employee benefit plans maintained by the same employer or employee organization are deemed to be a single employee benefit plan. As used in this Section 18.2, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

     19. Payments on Notes; Notice of Sale, etc. So long as you or your nominee shall be the holder of any Note,, and notwithstanding anything contained herein or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose in the Schedule of Purchasers, or by such other commercially reasonable method or at such other address as you shall have from time to time specified to the Company in writing for such purchase without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon (or on a paper annexed thereto) the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13. You will promptly notify the Company of any sale or other disposition of any Note held by you, specifying the name and address of the transferee, if known to you. The Company will afford the benefits of this
Section 19 to any institutional investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such note as you have made in this Section 19.

     20. Notices, etc. All notices and other communications hereunder (other than referred to in Section 19) Shall be in writing and shall be deemed to have been given when delivered or when mailed by first class mail, postage prepaid, addressed (a) if to you, at your address specified on the attached Schedule A, or at such other address as you shall have furnished to the Company in writing, or (b) if to any other holder of any Note, at the most recent address of such holder as it appears on the registration books maintained by or on the behalf of the Company pursuant to Section 12, or (c) if to the Company, at its address as set forth in the beginning of this Agreement, or at such other address as the Company shall have furnished to you and each holder of any Note in writing with a copy to Seagull at its address set forth in the Inducement Agreement or such other address as Seagull shall have furnished to you and each holder of any Note in writing.

     21. Nonenforcement for Others. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of any holder of any Note (including you) to enforce any provision hereof or of any of the Notes for the benefit or on the behalf of any other Person who may be the holder of any Note.

     22. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, except as expressly limited herein, any holder or holders at the time of the Notes or any part thereof, provided that you shall not be obligated to purchase Notes of any Person other than the present Alaska Pipeline Company. Except as stated in Section 17, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. Any reference herein to a section refers to a section of the Agreement unless otherwise specifically stated herein. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement between you and the Company. Please then return one of such signed counterparts to the Company.

                                        Very truly yours,

                                        ALASKA PIPELINE COMPANY


                                        By:  /s/   Richard F. Barnes
                                        Title:  President

The foregoing Agreement is hereby agreed to as of the date thereof.

AID ASSOCIATION FOR LUTHERANS



By:     /s/ James Abitz
-----------------------------------------
Title: Vice President - Securities

THE EQUITABLE LIFE ASSURANCE SOCIETY
   OF THE UNITED STATES



By:     /s/ William Gobbo, Jr.
-----------------------------------------
Title:  Investment Officer

EQUITABLE VARIABLE LIFE INSURANCE COMPANY



By:     /s/ William Gobbo, Jr.
-----------------------------------------
Title:  Investment Officer



PROVIDENT LIFE & ACCIDENT
  INSURANCE COMPANY



By:    /s/ James T. Rogers
-----------------------------------------
Title: Vice President


TEACHERS INSURANCE & ANNUITY
  ASSOCIATION OF AMERICA


By:    /s/ Kevin R. Lorenz
-----------------------------------------
Title: Associate Director
          Private Placements

                       Information Relating to Purchasers

                                                  Principal Amount of
Name and Address of  Purchaser                    Notes to be Purchased

AID ASSOCIATION FOR LUTHERANS                     Series I:   $10,000,000

(1)      All payments by wire transfer of immediately
           available funds to:

             Harris Trust and Savings Books
             111 West Monroe Street
             Chicago, Illinois  60690

             ABA #:071 000 288

             A/C Aid Association for Lutherans
             Account No. 164-096-0, regarding
             Alaska Pipeline Company 8.15%
             Series I Notes due July 1, 2001

(2)      All notices of payments and written confirmations
           of such wire transfers:

             Aid Association for Lutherans
             4321 North Ballard Road
             Appleton, Wisconsin  54919
             Attention: Investment Accounting

(3)      All other communications:

             Aid Association for Lutherans
             4321 North Ballard Road
             Appleton, Wisconsin  54919
             Attention:  Investment Department

(4)      Securities to be delivered to:

             Aid Association for Lutherans
             4321 North Ballard Road
             Appleton, Wisconsin  54919
             Attention:   Judith A. Hooyman
                          Assistant Treasurer

                                                   Principal Amount of
Name and Address of Purchaser                      Notes of be Purchases

THE EQUITABLE LIFE ASSURANCE SOCIETY               Series J:  $10,000,000
  OF THE UNITED STATES

(1)      All payments by wire transfer of
          immediately available funds to:

             The Chase Manhatten Bank, N.A.
             110 West 52nd Street
             New York, New York  10019

             A/C The Equitable Life Assurance
             Society of the United States
             Account No. 037-2-409417

(2)      All notices of payments to:

             The Equitable Life Assurance
               Society of the United States
             c/o Equitable Capital Management Corporation
             135 West 50th Street, 5th Floor
             New York, New York  10020
             Attention:  Cash Operations Department

(3)      All other communications to:

             The Equitable Life Assurance
               Society of the United States
             c/o Equitable Capital Management Corporation
             1285 Avenue of the Americas, 19th Floor
             New York, New York  10019
             Attention:  Corporate Finance Department

                                                   Principal Amount of
Name and Address of Purchaser                      Notes of be Purchases

THE EQUITABLE LIFE INSURANCE COMPANY               Series I:  $10,000,000

(1)      All payments by wire transfer of immediately
           available funds to:

             The Chase Manhatten Bank, N.A.
             110 West 52nd Street
             New York, New York  10019

             A/C Equitable Variable Life
               Insurance Company
             Account No. 037-2-411256

         Each such wire transfer shall set forth the name of the Company, PPN number ___, the amount of principal and interest being paid, due date of the payment being made and if such payment is a final payment.

(2) All notices of payments and written confirmations of such wire transfers to be sent to:

             Equitable Variable Life Insurance Company
             c/o Equitable Capital Management Corporation
             135 West 50th Street
             5th Floor
             New York, New York  10019
             Attention: Cash Operations

(3)      All other communications to be sent to:

             Equitable Variable Life Insurance Company
             c/o Equitable Capital Management Corporation
             1285 Avenue of the Americas, 19th Floor
             New York, New York  10019
             Attention: Corporate Finance Department

(4)      Securities to be delivered  to:

             Equitable Capital Management Corporation
             135 West 50th Street, 5th Floor
             New York, New York  10019
             Attention:  Cash Operations

(5)      Tax ID:  13-272-9441

                                                   Principal Amount of
Name and Address of Purchaser                      Notes of be Purchases

PROVIDENT LIFE AND ACCIDENT INSURANCE              Series K:  $10,000,000
  COMPANY

Name of Nominee in which Notes are to be issued:  PEPA & CO.

(1)      In case of payment on account of the Notes:

         By bank wire transfer of Federal funds together with an advice setting forth (a) the full name, interest rate and maturity date of the Note; (b) allocation of payment between principal and interest; (c) name of Issuer; and (d) confirmation of principal balance to:

             PEPA & CO.
             c/o Bankers Trust Company
             New York, N.Y.
             ABA #0210010033
             Attention:  01419540

             for credit to Provident Life and Accident
               Insurance Company
             Custodian Account No. 99296

             with sufficient information to identify
             the source and application of funds

(2) In the case of all communications with respect with respect to payments and all other communications to:

             Provident Life and Accident Insurance Company
             Investment Department
             One Fountain Square
             Chattanooga, Tennessee  37402
             Attention:  Private Placements

                                                   Principal Amount of
Name and Address of Purchaser                      Notes of be Purchases

TEACHERS INSURANCE AND ANNUITY                     Series I:  $10,000,000
  ASSOCIATION OF AMERICA

(1)      All payments by wire transfer of immediately
           available funds to:

             Morgan Guaranty Trust Company
             of  New York
             23 Wall Street
             New York, New York  10015

             A/C Teachers Insurance and Annuity
             Association of America
             Account No.  121-85-001

         with sufficient information to identify the source and application of such funds and with instructions to telephone advice of credit to:

             Teachers Insurance and Annuity
               Association of America
             Treasury Services Department
             (212) 916-4000


(2)      All other communications to:

             Teachers Insurance and Annuity
               Association of America
             730 Third Avenue
             New York, New York  10017
             Attention:   Securities Division

             Telecopier Numbers:

             (212) 916-6581Securities Division
             (212) 953-9879Investment Law Division

                             ALASKA PIPELINE COMPANY

                      8.15% Series I Notes Due July 1, 2001

No._________                                           New York, New York
                                                              [date]


     ALASKA PIPELINE COMPANY, (the "Company"), an Alaska corporation, for value received, hereby promises to pay to________________________, or registered assigns, the principal amount of ______________ on July 1, 2001, with interest (computed on the basis of a 360-day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1993, and thereafter semi-annually on each July 1 and January 1, at the rate of 8.15% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 10.15% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     1. The Series I Notes. This Note is one of the Company's 8.15% Series I Notes due July 1, 2001 (the "Series I Notes", such term to include any Series I Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $30,000,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of May 14, 1992, between the Company and certain institutional investors. The holder hereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     2. Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 1997, and on every July 1 thereafter so long as any Series I Notes shall be outstanding, a principal amount of the Series I Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series I Notes are subject to prepayment in whole or in part, in certain cases with a premium, in other cases without a premium, all as specified in the Note Agreement.

     3. Registration of Transfers, etc. Transfers of this Series I Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series I Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Series I Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     4. Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series I Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     5. Governing Law. This Series I Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                        ALASKA  PIPELINE COMPANY


                                        By___________________________
                                                  President

                             ALASKA PIPELINE COMPANY

                     8.64 % Series J Notes Due July 1, 2004

 No. __________                                           New York, New York
                                                                [date]

     ALASKA PIPELINE COMPANY, (the "Company"), an Alaska corporation, for value received, hereby promises to pay to ________________________, or registered assigns, the principal amount of __________________ on July 1, 2004, with interest (computed on the basis of a 360-day year, 30-day month) on the unpaid balance of such principal amount form the date hereof, payable on January 1, 1993, and thereafter semi-annually on each July 1 and January 1, at the rate of 8.64% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 10.64% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     1. The Series J Notes. This Note is one of the Company's 8.64% Series J Notes due July 1, 2004 (the "Series J Notes," such term to include any Series J Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $10,000,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of May 14, 1992, between the Company and certain institutional investors. The holder thereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     2. Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 2000, and every July 1 thereafter so long as any Series J Notes Shall be outstanding, a principal amount of the Series J Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series J Notes are subject to prepayment in whole or in part, in certain cases with a premium and in other cases without a premium, all as specific in the Note Agreement.

     3. Registration of Transfers, etc. Transfers of this Series J Note shall be registered upon registration books maintained for such purpose or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series J Note for registration of transfer, the Company may treat the registered holder thereof as the absolute owner of this Series J Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     4. Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series J Notes may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     5. Governing Law. This Series J Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                              ALASKA PIPELINE COMPANY


                                             By___________________________
                                                        President

                             ALASKA PIPELINE COMPANY

                      8.81% Series K Notes Due July 1, 2009

No. ________                                             New York, New York
                                                               [date]

     ALASKA PIPELINE COMPANY, (the "Company"), an Alaska corporation, for value received, hereby promises to pay to ___________________, or registered assigns, the principal amount of $____________________ on July 1, 2009, with interest (computed on the basis of a 360-day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1993, and thereafter semi-annually on each July 1 and January 1, at the rate of 8.81% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 10.81% per annum until paid, payable semi-annually has aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank, Borough of Manhattan, City and State of New York.

     1. The Series K Notes. This Note is one of the Company's 8.81% Series K Notes due July 1, 2009 (the "Series K Notes," such term to include any Series K Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $10,000,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of May 14, 1992, between the Company and certain institutional investors. The holder thereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     2. Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 2005, and every July 1 thereafter so long as any Series K Notes shall be outstanding, a principal amount of the Series K Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series K Notes are subject to prepayment in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in the Note Agreement.

     3. Registration of Transfers, etc. Transfers of this Series K Note shall be registered upon registration books maintained for such purposes or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series K Note for registration of transfer, the Company may treat the registered holder thereof as the absolute owner of this Series K Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     4. Event of Default. In case of Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series K Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     5. Governing Law. This Series K Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                         ALASKA PIPELINE COMPANY


                                        By____________________________
                                                  President

================================================================================




                           SEAGULL ENERGY CORPORATION


                                       TO

                          AID ASSOCIATION FOR LUTHERANS

                     THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                THE UNITED STATES

                    EQUITABLE VARIABLE LIFE INSURANCE COMPANY

                   PROVIDENT LIFE & ACCIDENT INSURANCE COMPANY

                                       AND

               TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA


                           ___________________________

                              INDUCEMENT AGREEMENT
                           ___________________________





                            Dated as of: May 14, 1992





================================================================================



                                TABLE OF CONTENTS

Section                                                                   Page

1.   Representation by Seagull.............................................  2

     1.1   Incorporation, Standing, etc. ..................................  2
     1.2.  Qualification...................................................  2
     1.3.  Authority; Binding Effect.......................................  2
     1.4.  Financial Statements............................................  3
     1.5.  Changes, etc. ..................................................  3
     1.6.  Litigation, etc.................................................  4
     1.7.  Compliance with Other Instruments, etc. ........................  4
     1.8.  Governmental Consent, etc.......................................  4
     1.9.  Title to Properties; Liens......................................  5
     1.10. Holding Company Act.............................................  5
     1.11. Disclosure......................................................  6
2.   Subordination.........................................................  6

3.   Financial Statements and Other Information............................  11

4.   Inspection............................................................  13

5.   Covenants of Seagull..................................................  14

     5.1. Accounting and Reserves..........................................  14
     5.2. Insurance........................................................  14
     5.3. Maintenance of Corporate Existence, Franchises,
            etc.; Restrictions on Business.................................  14
     5.4. Maintenance and Improvement of
            Division Property..............................................  15
     5.5. Restrictions on Liens, etc. .....................................  15
     5.6. Recordation of Intercompany Mortgage.............................  19
     5.7. Performance of Franchises; Extension,
            Amendment, etc. of Division Certificate........................  20
     5.8. Gas Sale Contract................................................  20
     5.9. Sale, Merger and Consolidation...................................  21

6.   Cost and Expenses.....................................................  22

7.   Notices, etc..........................................................  22

8.   Miscellaneous.........................................................  22

                           SEAGULL ENERGY CORPORATION
                             1001 Fannin, Suite 1700
                              Houston, Texas 77002


                                                    Dated as of: May 14, 1992


Aid Association for Lutherans
222 West College Avenue
Appleton, Wisconsin  54919
Attention:

The Equitable Life Assurance Society of the United States
1285 Avenue of the Americas - 19th Floor
New York, New York  10019
Attention:  Corporate Finance Department

Equitable Variable Life Insurance Company
c/o Equitable Capital Management Corporation
1285 Avenue of the Americas
19th Floor
New York, New York  10019
Attention:  Corporate Finance Department

Provident Life & Accident Insurance Company
Investment Department
One Fountain Square
Chattanooga, Tennessee  37402
Attention:  Securities Department

Teachers Insurance & Annuity Association of America
730 Third Avenue - 3rd Floor
New York, New York  10017
Attention:   Securities Division

Dear Sirs:

     You expect to purchase, collectively, $30,000,000 aggregate principal amount of the 8.15% Series I Notes due July 1, 2001 (the "Series I Notes"), $10,000,000 aggregate principal amount of the 8.64% Series J Notes due July 1, 2004 (the "Series J Notes") and $10,000,000 aggregate principal amount of the 8.81% Series K Notes due July 1, 2009 (the "Series K Notes" and, together with the Series I and J Notes, the "Notes") of Alaska Pipeline Company (the

"Company"). Such purchases by each of you will be made pursuant to identical Note Agreements, dated the date hereof, between the Company and each of you (collectively, the "Note Agreements"). Capitalized terms used herein without definition are defined in the Note Agreements. Seagull Energy Corporation, a Texas corporation ("Seagull"), is the owner of all of the issued and outstanding capital stock of the Company and the assets and liabilities of the Division. In order to induce you to enter into the Note Agreements and to purchase the Notes pursuant thereto, Seagull agrees with each of you as follows:

     1. Representations by Seagull. Seagull represents and warrants to you that:

     1.11 Incorporation's by Seagull. Seagull is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as now proposed to be conducted, and to enter into and perform the Seagull Documents.

     1.2. Qualification. Seagull is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in the State of Alaska and in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted by Seagull makes necessary such qualification or licensing as a foreign corporation, except for such failures to be so qualified or licensed and in good standing, if any, which when taken together would not in the aggregate have a material adverse effect on the condition, business or property of Seagull.

     1.3. Authority; Binding Effect. The execution, delivery and performance by Seagull or this Agreement and other Seagull Documents heretofore executed or assumed by it have been duly authorized by all necessary action on the part of Seagull. This Agreement has been duly executed and delivered by the duly authorized officers of Seagull and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of Seagull enforceable against Seagull in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of the rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether in a court of law or a proceeding in equity). When executed and delivered by Seagull each of the other Seagull Documents shall have been duly executed and delivered by the duly authorized officers of Seagull and, assuming due authorization, execution and delivery by the other parties thereto, shall constitute legal, valid and binding obligations of Seagull enforceable against Seagull in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of the rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether in a court of law or a proceeding in equity).

     1.4. Financial Statements. Seagull has delivered to you financial statements of Seagull for the years ended December 31, 1990 to 1991, inclusive, containing consolidated balance sheets to Seagull and its consolidated subsidiaries as at such dates and the related consolidated statements of income and surplus for such years, all as certified by KPMG Peat Marwick. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial condition and the results of operations of Seagull and its consolidated subsidiaries as at such dates and for such years. Seagull has also delivered to you copies of (i) Seagull's Annual Report on Form 10-K for the year ended December 31, 1991 (the "1991 10-K"), (ii) the Prospectus dated December 5, 1991 relating to the under-written public offering by Seagull of 1,500,000 shares of its common stock (the "Prospectus") and (iii) Seagull's Annual Report to Shareholders for 1991. The Company has delivered to you the financial statements relating to the Division referred to in Section 5.4 of the Note Agreements (the "Division Financial Statements"). The 1991 10-K, the Prospectus, the Division Financial statements and the financial statements referred to in this Section 1.4 are hereinafter collectively called the "Disclosure Documents".

     1.5. Changes, etc. Since December 31, 1991, there has been no material adverse change in the financial condition of Seagull and its consolidated subsidiaries, taken as a whole, from that reflected in the consolidated balance sheet as at such date referred to in Section 1.4, and there has been no occurrence or development which has had or in the opinion of Seagull will have a materially adverse effect on the financial condition of Seagull and it consolidated subsidiaries, the Company or the Division, or the ability of Seagull to perform its obligations under the Seagull Documents.

     1.6. Litigation, etc. There is no litigation, proceeding or investigation pending or, to the best of Seagull's knowledge, threatened against Seagull which questions the validity of the Seagull Documents or any action taken or to be taken pursuant to any thereof. There is no litigation, proceeding or investigation pending or, to the best of Seagull's knowledge, threatened against Seagull which involves the condemnation, purchase or other acquisition by any governmental authority of any property (individually or in the aggregate material) of Seagull, the Company or the Division or which might result in any materially adverse change in the condition, business or prospects of Seagull, the Company or the Division or in any of their respective properties or assets (individually or in the aggregate material), except as described in the Disclosure Documents.

     1.7. Compliance with Other Instruments, etc. The execution, delivery and performance by the Company of the Note Agreements or the Gas Contracts, or by Seagull of the Seagull Documents, and the issuance and sale of the Notes, will not result in any violation of any term or condition of (i) the charterff or by-laws of Seagull, or (ii) any material contract, agreement, instrument, judgment, decree, order, franchise, certificate, permit and the like or, to the actual knowledge of the executive officers of Seagull, any statute, rule, regulation or ordinance of any court or governmental authority applicable to Seagull or by which it is bound or to which any of its properties or assets is subject.

     1.8. Governmental Consent, etc. Except for (i) routine filings and the like required in the ordinary course of business of Seagull, the Company or the Division and (ii) any filings required pursuant to Section 5.6, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by Seagull of the Seagull Documents, or the carrying out of any of the transactions contemplated by any thereof.

     1.9. Title to Properties;  Liens.  Seagull has good and marketable title to
(i) substantially all of the Division's real and personal property (except for property consisting of rights-of way, licenses, permits and franchises, as to which Seagull will have satisfactory title for the purpose of constructing, operating and maintaining all property located or proposed to be located on the real property covered thereby), and (ii) all of the issued subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance or conditional sale or other title retention agreement other than, with respect only to the Division's real and personal property, those permitted by Section
5.5 and other than, with respect to the outstanding Common Stock of the Company, the pledge thereof as security for indebtedness of Seagull from time to time outstanding under one or more loan agreements or credit agreements existing on the day thereof.

     1.10. Holding Company Act. Neither Seagull nor any of its subsidiaries (including the Company) (i) is subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUCHA"). except as to Section 9 (a)
(2) thereof, or (ii) is in violation of the provisions, rules, regulations or orders of or under PUHCA. Further, none of the transactions contemplated by this Agreement or the Note Agreements, including, without limitation, the issue and sale of the Notes pursuant to the Note Agreements, shall cause or constitute a violation on the part of Seagull or the Company of any of the provisions, rules, regulations or orders of PUHCA and PUHCA does not in any manner impair the legality, validity or enforceability of the Notes. Seagull has filed with the Securities and Exchange Commission (the "SEC") good faith applications (the "Applications") under Section 2(a) (8)of PUHCA with respect to each Person (each, a "Specified Stockholder") which owns, directly or indirectly, a sufficient quantity of the "voting stock" of Seagull to be construed as a "holding company", as such terms are defined in PUHCA with respect to Seagull. All of the information contained in the Applications, as amended, was true as of the most recent filing date, it being understood and agreed that Seagull has relied solely upon written information furnished by any Specified Shareholder with respect to background information about such Specified Shareholder and the nature of the ownership by such Specified Shareholder or its Affiliates of the "voting stock" of Seagull. Moreover, Seagull knows of no reason why each Application, if acted upon by the SEC, would not be approved. True and correct copies of the Applications and any amendments thereto, as filed, since January 1, 1991 have been furnished to special counsel for the Purchasers.

     1.11. Disclosure. Neither this Agreement nor any certificate, statement or other document furnished by or on behalf of Seagull in connection with the transactions referred to in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact (other than matters of a general economic nature) known to Seagull which materially adversely affects or in the future may (so far as Seagull can now reasonably foresee) materially adversely affect the business operations, affairs or condition of Seagull, the Company or the Division or any of its properties or assets (individually or in the aggregate material) which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to you by or on behalf of Seagull prior to the date hereon pursuant hereto in connection with such transactions.

     2. Subordination. All Indebtedness of the Company to Seagull, now existing or hereafter incurred, incurred, including, without limitation, all obligations of the Company to repay any amount with respect to any Shortfall Amount (as such term is defined in Article V of the Gas Sale Contract) pursuant to Article V of the Gas Sale Contract, all Indebtedness in respect of advances, open accounts, accounts payable obligations, loans, notes, bonds, debentures or other evidences of debt whether for principal, premium, if any, or interest, and all instruments constituting or evidencing any of the foregoing, whether or not held by Seagull (the "Subordinated Indebtedness") shall be subordinate, subject and junior in right of payment to the prior payment in full of all the Notes in the manner and with the effect provided below in this Section 2:

               (a) Upon the happening of an event which would constitute a Default under any of the Note Agreements unless and until such Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Indebtedness, or as a sinking fund for the Subordinated Indebtedness, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Indebtedness.

               (b) In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company, its creditors, as such, or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshaling of the assets of the Company, then and in any such event:

                    (1) the holders of  Subordinated  Indebtedness  shall not be entitled to receive any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness unless and until all the Notes (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest thereon that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full;

                    (2) all Subordinated Indebtedness shall forthwith become due and payable (notwithstanding the terms thereof) and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms of this
               Section 2) be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the holders of the Senior Notes (defined below), to be applied, pro rata, to the reduction of the then outstanding principal balance of the Senior Notes (and accrued interest thereon) until all the Senior Notes shall have been paid in full;

                    (3) the  holders of  Subordinated  Indebtedness  irrevocably authorize and empower you to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other action in the name of the holders of Subordinated Indebtedness, or otherwise, as you may determine to be necessary or appropriate for the enforcement of this Section 2; and

                    (4) the holders of  Subordinated  Indebtedness  will execute and deliver to you all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and will take all such other action as may be reasonably requested by you in order to enable you to enforce all claims upon such payment or distribution in respect of Subordinated Indebtedness.


          (c) As used in this Section 2, "Senior Notes" means, collectively, (i) the Notes, (ii) the Company's 10-1/4% Series B Notes due January 1, 1995,
     (iii) the Company's 9.95% Series D Notes due April 1, 1997, (iv) the Company's 12.70% Series F Notes due July 1, 1995, (v) the Company's 12.80% Series G Notes due July 1, 2000, (vi) the Company's 12.75% Series H Notes due July 1, 2000 and (vii) all promissory notes of the Company which may be issued for money borrowed after the Closing Date but, in the case of each such promissory note, only if (x) such promissory note has an original average life of not less than two years and (y) neither such promissory note, nor the instrument pursuant to which it is outstanding, provides that the indebtedness evidenced thereby is subordinate in right of payment to any of the Notes described in clauses (i) through (vi) above.

          (d) In the event that any Subordinated Indebtedness is declared due and payable as a result of the occurrence of one or more defaults in respect thereof under circumstances when the terms of subdivision (b) are not applicable, no payment shall be made in respect of any Subordinated Indebtedness unless and until all the Senior Notes outstanding at the time such Subordinated Indebtedness is so declared due and payable shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived or shall have ceased to exist.

          (e) If any payment or distribution of any character, whether in cash, securities or other property in respect of any Subordinated Indebtedness (other than payments not prohibited pursuant to this Section 2) shall, despite the foregoing pursuant to this Section 2) shall, despite the foregoing terms, be received by any holders of Subordinated Indebtedness before all the Senior Notes shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Notes. Such trust and all claims of the holdersof the Senior

     Notes with respect to any such payment or distribution received by any holder of Subordinated Indebtedness shall terminate 365 days of following the receipt of such payment or distribution by such holders of Subordinated Indebtedness unless, (x) prior or the expiration of such 365-day period, such holders of Subordinated Indebtedness shall have actual knowledge or should have had actual knowledge that a Default had occurred and was continuing under any of the Note Agreements at the time of such payment or distribution or (y) such Default shall relate to any act or omission of Seagull or any condition with respect to Seagull. Unless such trust and such claims shall terminate in accordance with the prior sentence, each such payment and distribution so received shall be paid over or delivered and transferred to the holders of the Senior Notes, and applied, pro rata, to the reduction of the then outstanding principal balance of the Senior Notes to the extent necessary to pay all the Senior Notes in full. In the event of the failure of the holder of any Subordinated Indebtedness to endorse or assign any such payment, distribution or security, each holder of the Senior Notes is hereby irrevocably authorized to endorse or assign the same.

          (f) No present or future holder of the Notes shall be prejudiced in the right to enforce subordination of Subordinated Indebtedness by any act or failure to act on the part of the Company.

          (g) The Company will not execute and deliver, issue or give, and neither Seagull nor any other holder of Subordinated Indebtedness will demand, accept or receive, any instrument or other evidence of any Subordinated Indebtedness.

          (h) Unless and until all the Notes shall have been paid in full, neither Seagull nor any other holder of Subordinated Indebtedness will assign or otherwise transfer any Subordinated Indebtedness without, in each case, your prior written consent, except that all Subordinated Indebtedness held by Seagull may be transferred to any corporation assuming the obligations of Seagull hereunder in accordance with a transaction permitted by Section 5.

          (i)  Seagull  and the  Company  will each mark its books of account in
     such  manner  as  shall  be  effective   to  give  proper   notice  of  the
     subordination effected by this Agreement.

          (j) This agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any holder of the Notes for principal, interest or premium, if any, is rescinded or must otherwise be restored or returned by such holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers with respect to the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. For the purposes of this Agreement, no Note shall be deemed to have been paid in full unless the holder thereof shall have received (free and clear of any lien, charge or encumbrance created by or through the Company), cash equal to the principal amount of such Note at the time remaining unpaid, together with interest, and premium, if any, then due thereon, and none of such cash shall be required to be restored or returned by such holder for a reason set forth above or for any other reason.

          (k) Upon the payment in full of all the Notes, the holders of Subordinated Indebtedness shall be subrogated to all rights of any holders of the Notes to receive any further payments or distributions applicable to the Notes until the Subordinated Indebtedness shall have been paid in full, and for the purposes of such subrogation, no payment or distribution received by the holders of the Notes of cash, securities or other property to which the holders of the Subordinated Indebtedness would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the holders of the Notes, on the one hand, and the holders of Subordinated Indebtedness, on the other, be deemed to be a payment or distribution by the Company to or on account of the Notes.

     3. Financial Statements and Other Information. Seagull will deliver (in duplicate) to you, so long as you shall hold any Notes, and to each other holder of at least 10% in principal amount of the Notes at the time outstanding:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of Seagull, a balance sheet of the Division and a consolidated balance sheet of Seagull and its consolidated subsidiaries as at the end of such period and the related statements of income and surplus and cash flows of the Division and consolidated statements of income and surplus and cash flows of Seagull and its consolidated subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative periods of the previous year, all in reasonable detail and certified, subject to changes resulting from year-end audit adjustments, by a principal financial officer of Seagull;

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of Seagull, a balance sheet of the Division and a consolidated balance sheet of Seagull and its consolidated subsidiaries as at the end of such fiscal year and the related statements of income and surplus and cash flows of the Division and consolidated statements of income and surplus and cash flows of Seagull and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report and opinion thereon of independent public accountants of recognized national standing selected by Seagull;

          (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) above, an Officer's Certificate stating that the signer has reviewed the relevant terms of the Seagull Documents, and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Division and of Seagull and its consolidated subsidiaries during the period in question, and that such review has not disclosed the existence during such period, and that the signer did not have knowledge of the existence as at the date of such Officer's Certificate, of any default by Seagull under any Seagull Documents or, if any such default existed or exists, specifying the nature and period of existence thereof and what action Seagull has taken or is taking or proposes to take with respect thereto;

          (d) together with each delivery of financial statements pursuant to subdivision (b) above, a separate report by the independent public accountants reporting thereon (i) stating that their examination has included a review of the relevant terms of the Seagull Documents, as they relate to accounting matters, and (ii) stating whether or not their examination has disclosed the existence, during or as at the end of the fiscal year covered by such financial statements, of any default under any Seagull Document and, if their examination has disclosed such a default, specifying the nature and period of existence thereof;

          (e) promptly upon transmission thereof, copies of each report on Federal Energy Regulatory Commission Form 2 (or similar report) filed by Seagull with the PUC or any governmental authority succeeding to any of its functions (and, to the extent requested by you or such holder, copies of all regular and periodic reports filed by Seagull with the PUC or any governmental authority succeeding to any of its functions) and copies of all regular and periodic reports filed by Seagull with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and

          (f)  with  reasonable  promptness,   such  other  financial  data  and
     information as from time to time may be reasonably requested.


     4. Inspection. At any and all reasonable times, Seagull will permit you (or any agents or representatives designated by you), so long as you shall hold any Notes, and each other registered holder of at least 10% of the aggregate principal amount of the Notes then outstanding, or any agents or representatives designated by it, to examine all the books of account, records, reports and other papers of Seagull and of the Division (and to make copies and extracts therefrom), to inspect any property of Seagull and of the Division and to discuss the business and affairs of Seagull and of the Division with its and their officers and independent public accountants; provided, however, that Seagull shall have no obligation to provide access to (i) trade secrets, (ii) proprietary information of Seagull or any of its subsidiaries (other than the Division), (iii) any information covered by a confidentiality restriction or covenant entered into in good faith and applicable to Seagull or any of its

Subsidiaries (other than the Division) or (iv) any information (including, without limitation, Seagull's shareholder lists) not relating to the Division and not reasonably related to the performance by Seagull of its obligations under the Seagull Documents. As a condition to exercising its rights under this
Section 4, each holder shall be required (i) to give at least 24 hours advance notice to Seagull except when a Default shall have occurred and be continuing and (ii) to comply with normal requirements of Seagull and the Division regarding health and safety. Seagull shall be entitled to be present at all discussions with its or the Division's independent public accountants (provided that Seagull hereby authorizes such accountants to discuss with your representatives the affairs, finances and accounts of Seagull and the Division, whether or not Seagull is present).

     5. Covenants of Seagull.

     5.1. Accounting and Reserves. Seagull will (a) maintain a standard and uniform system of accounting and keep proper books of record and account in which full, true and correct entries will be made of its transactions and, separately, transactions of the Division, all in accordance with generally accepted accounting principles or, in the case of the Division, Required Accounting Practice, and (b) set aside its books and on the books of the Division for each fiscal year all such proper reserves for depreciation, depletion, obsolescence, amortization, bad debts and other purposes in connection with its business and the business of the Division as shall be required by Required Accounting Practice.

     5.2. Insurance. Seagull will keep or cause to be kept all of its and its Subsidiaries' property, directly relating to or used or useful or intended for use in the business of the Division and of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage be fire and such other hazards and risks (including, without limitation, public liability, workmen's compensation and war risks and earthquake risks, if and to the extent war risk and earthquake risk insurance is at the time generally available) as are customarily insured against by companies of established reputation similarly situated, in such amount as such property and business is usually insured by such companies. Seagull will comply with all the terms and conditions of all insurance policies with respect to such property and business or any part thereof and with all requirements of Boards of Underwriters or similar bodies applicable thereto.

     5.3. Maintenance of Corporate Existence, Franchises, etc.; Restrictions on Business. (a) Seagull will at all times maintain and keep and cause to be maintained and kept in full force and effect its corporate existence, good standing, franchises, rights and privileges as a foreign corporation under the laws of the State of Alaska and its qualification and good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where any such failure to maintain franchises, rights and privileges in such jurisdictions could not be reasonably expected (in the judgment of Seagull's executive officers) to have a material adverse effect on Seagull, the Division or the Company; provided, however, that nothing in this paragraph shall prohibit Seagull from merging or consolidating with any entity (whether as the surviving or resulting corporation or not) to the extent permitted by Section 5.8.

          (b) The Division will not engage in any business other than the construction, ownership, operation and maintenance of systems for the distribution or transportation of natural, manufactured or mixed gas, and activities incidental to the foregoing.

     5.4. Maintenance and Improvement of Division Property. Seagull will at all times maintain, preserve and keep all of its property used or useful or intended for use in the Division's business and all of the Division's property in proper repair, working order and condition's property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions, betterments and improvements to such property, so that the efficiency of all such property shall at all times be properly preserved and maintained, provided that Seagull need not make such repair, renewal, replacement, addition, betterment or improvement if Seagull shall in good faith determine that such repair, renewal, replacement, addition, betterment or improvement is not necessary or desirable for the continued efficient and profitable operation of the Division's properties and business.

     5.5. Restrictions on Liens, etc. Seagull will not directly or indirectly create, assume or suffer to exist any mortgage, lien, pledge, charge or encumbrance on or conditional sale or other title retention arrangement with respect to any property or asset of the Division, whether owned on the date of delivery hereof or subsequently acquired, or upon any income or profits therefrom, other than:

          (a) the lien of the Intercompany Mortgage;

          (b) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of business of the Division as security for compliance with laws imposing taxes, assessments or governmental charges;

          (c) liens of taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (d) carriers' warehousemen's, materialmen's mechanics', repairmen's, employees' or other similar liens for services arising in the ordinary course of the business of the Division not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;


          (e) liens  incurred or  deposits  made in the  ordinary  course of the business  of  the  Division  in  connection  with  workmen's  compensation, unemployment insurance and other social security, or to secure the performance of leases (provided that all such liens incurred and deposits made in connection with such leases do not at any time exceed $1,000,000), tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances of credit);

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) leases granted in the ordinary course of the business of the Division or leases to which any property acquired in the ordinary course of the business of the Division is subject;

          (h) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, reservations, leases and other rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, party wall agreements or other restrictions, or easements for streets, alleys, highways, pipe lines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property (other than property used or to be used primarily for compressor stations) owned by Seagull or over which Seagull owns rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, reservations, leases, rights, conditions, covenants, party wall agreements or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby for the purpose for which such property is or is to be used, and provided, further, that in case of such of the same as relate only to property on, over or in respect of which Seagull owns rights-of-way or easements exclusively for pipe line purposes or locations for regulator stations or other pipe line facilities (other than compressor stations), Seagull has power under eminent domain or similar statutes to remove the same;

          (i) rights reserved to or vested in any municipality or public authority to control or regulate any property of Seagull or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held;

          (j) obligations or duties, affecting the property of Seagull, to any municipality or public authority with respect to any certificate of public convenience or necessity, franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (k) zoning laws and ordinances;

          (l) irregularities in or deficiencies of title to any rights-of-way, licenses or permits for pipe lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes or for regulator stations or other pipe line facilities (other than compressor stations), provided that Seagull shall have obtained from the apparent owner of the land or estate covered by any such right-of-way, licenses or permits, and shall hold as an asset of the Division a sufficient right, by the terms of the instrument granting such right-of-way, license or permit to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same is used or is to be used, and provided, further, that Seagull has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

          (m) reservations and other matters relating to titles to leases and leasehold interests in oil and gas properties and the lands covered thereby, if such reservations and other matters do not, in the aggregate, materially affect the marketability of the title thereto, and do not materially impair the use of such leases or leasehold interests for the purposes for which they are held or the value of the interest therein;

          (n)  liens  and  other   encumbrances   incurred  in  connection  with
     Indebtedness of Seagull not in excess of $10,000,000 at any time outstanding issued by a municipality or development corporation to finance the acquisition and construction of the property subject to such lien to be used by the Company or a Subsidiary thereof, the interest on which is exempt from federal income tax under section 103(b) of the Code; and

          (o) purchase money mortgages, liens or security interests in respect of property held as an asset of the Division either acquired by Seagull or upon which Seagull is constructing improvements after the date of this Agreement, or mortgages, liens, or security interests existing in respect of such property at the time of acquisition thereof, securing Indebtedness of Seagull, provided that (i) no such mortgage, lien or security interest shall extend to or cover any other property, or secure any other Indebtedness of Seagull, (ii) the aggregate principal amount of all Indebtedness of Seagull secured by all such mortgages, liens and security interest shall not exceed $2,500,000 at any time outstanding, and (iii) the aggregate principal amount of all Indebtedness secured by all such mortgages, liens or other security interest in respect of any such property shall not exceed 90% of the cost or fair market value (as determined by Seagull in good faith), whichever shall be lower, of such property at the time of the acquisition thereof by Seagull.

Seagull will not sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code with respect to any such property or asset or sign any security agreement with respect to any such property or asset authorizing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which Seagull is entitled to create, assume or incur, or permit to exist, under this Section 5.5. In no event will the capital stock of the Company constitute, or be deemed to constitute, an asset or property of the Division for purposes of this Section 5.5.

     5.6. Recordation of Intercompany Mortgage. Seagull, at its expense, will at all times cause the Intercompany Mortgage and any instruments amendatory thereof or supplemental thereto and any instruments of assignment thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, and will pay all such recording, registration, filing fees and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of the Intercompany Mortgage as a valid, direct first mortgage lien on and first priority perfected security interest in the property subject thereto, subject only to any encumbrances permitted thereby. Seagull will pay or cause to be paid all taxes (including interest and penalties) at any time payable in connection with the filing and recording of the Intercompany Mortgage and any and all supplements and amendments thereto. Seagull, at its expense, will execute and deliver to the Company (and will record) an instrument supplemental to the Intercompany Mortgage, whenever such an instrument is necessary or desirable under applicable law to subject to the lien of the Intercompany Mortgage all right, title and interest of the Division in and to all property required by the Intercompany Mortgage to be subject to the lien thereof and acquired by the Division since the date of the Intercompany Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien thereof, whichever is later. Seagull, at its expense, will furnish to the holders of the Notes upon request from you, so long as you hold any Notes, or any other holder of at least 10% of the aggregate principal amount of Notes then outstanding, an opinion of counsel reasonably satisfactory to you specifying the action taken by Seagull to comply with this Section 5.6 since the date of the most recent opinion furnished pursuant to this Section 5.6 (or, if no opinion has been so furnished, since the date hereof), stating that in the opinion of such counsel such action has been duly taken and stating that no other action is at the time required to be taken pursuant to this Section 5.6 or if any such action is then required, specifying the same; provided, however, that in no event shall Seagull be required to furnish more than one such opinion of counsel during any 12-month period.

     5.7. Performances of Franchises; Extension, Amendment, etc. of Division Certificate. (a) Seagull will at all times perform and observe all of the material contained in the Division Certificate and all other franchises for the distribution of gas at the time held by the Division or held by Seagull and directly relating to or used or useful or intended for use in the operations of the Division, and do all things necessary to keep unimpaired all of Seagull's rights thereunder and to prevent any default by Seagull thereunder or any forfeiture or impairment thereof.

          (b) Seagull will not cancel or terminate, or permit the cancellation or termination of, or default under, or make or agree to any amendment, modification or alteration which would result in a material adverse change in the rights of Seagull under the Division Certificate.

     5.8. Gas Sale Contract. Seagull will not assign, pledge, mortgage or otherwise hypothecate, or permit the assignment, pledge, mortgage or hypothecation of, any of its right, title or interest in, to or under the Gas

Sale Contract. Seagull will at all times perform and observe all the convenants, agreements, terms, conditions and limitations applicable to it contained in the Gas Sale Contract and will do all things necessary to keep unimpaired all its rights under the Gas Sale Contract and to prevent any default thereunder or any forfeiture or impairment thereof; and, without limitation, Seagull, subject to delays resulting from disputes in good faith and to adverse claims of independent third parties, will promptly make the payments to the Company specified in the Gas Sale Contract, provided however, that nothing contained in this Section 5.8 will permit a delay in the prompt payment by Seagull of any Shortfall Amounts pursuant to the Gas Sale Contract. Seagull will not amend, modify, supplement, surrender, cancel, terminate or replace or in any way waive any covenant, agreement, term, condition or limitation of the Gas Sale Contract, except that Seagull may amend, modify or supplement the Gas Sale Contract if such amendment, modification or supplement does not contravene the provisions of
Article IV or Article V of the Gas Sale Contract and if, in the good faith judgment of Seagull, such amendment, modification or supplement is desirable in, or will not have a material adverse effect on, the business of the Division and will not be in any way prejudicial to the holders of the Notes.

     5.9. Sale, Merger and Consolidation. Seagull will not directly or indirectly sell, transfer, or otherwise dispose of all or substantially all of its properties and assets, or merge into or consolidate with any other corporation, or permit any other corporation to consolidate with or merge into it, unless

          (a) such sale of properties and assets, or such merger, as the case may be, effects the transfer of the properties and assets of the Division and all of the then issued and outstanding Common Stock of the Company as a unit to the acquiring or surviving Person or results in the retention of the same, as a unit, by Seagull;

          (b) if such properties and assets are so transferred, the acquiring or surviving Person shall be a corporation incorporated under the laws of the United States of America or any state thereof and (if other than Seagull) shall expressly assume in writing all obligations of Seagull under the Seagull Documents; and

          (c)   immediately   after  giving  effect  to  such  action  (and,  if
     applicable, such assumption) no default shall exist under any Seagull Document, provided that no such sale, transfer or other disposition of all or substantially all of the properties and assets of Seagull shall release Seagull from any of its obligations hereunder or under the Intercompany Notes or the Intercompany Mortgage. Except as provided in the prior sentences, Seagull will not directly or indirectly sell, transfer or otherwise dispose of all or substantially all of the properties and assets of the Division.

     6. Costs and Expenses. Seagull will pay (or provide reimbursement for) all costs and expenses (including, without limitation, attorney's fees and expenses) reasonably incurred by or on behalf of any holder of the Notes in enforcing the obligation of Seagull under this Agreement or in connection with any amendment, modification or waiver of this Agreement.

     7. Notices, etc. Any notice or other communication hereunder shall be in writing and shall be deemed to have been properly given when a single copy thereof shall have been delivered or mailed by first class registered or certified mail, postage prepaid, addressed

          (a) if to the holder of any Note at the last address of such holder appearing on the registration books of the Company maintained pursuant to the Note Agreements, or at such other address as such holder shall have furnished to the Company and Seagull in writing; or

          (b) if to the Company, at 3000 Spenard Road, Anchorage, Alaska, or at such other address as the Company shall have furnished to Seagull and each holder of a Note in writing, with a copy to Seagull; (b) if to the Company, at 3000 Spenard Road, Anchorage, Alaska, or at such other address as the Company shall have furnished to Seagull and each holder of a Note in writing, with a copy to Seagull; provided that failure to deliver any such notices or communication to Seagull pursuant to this Section 7 (b) will not affect the effectiveness of such notice or communication to the Company; or

          (c) if to Seagull, at 1001 Fannin, Suite 1700, Houston, Texas 77002, or at such other address as Seagull shall furnish to the Company and each holder of a Note in writing.

     8. Miscellaneous. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company, Seagull and, so long as any of the Notes remain unpaid, by the holders of 66 2/3% in principal amount of the Notes at the time outstanding. Any change, waiver, discharge or termination pursuant to the preceding sentence shall apply equally to all holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon Seagull and the Company. This Agreement shall be binding upon the respective successors and assigns of the Company and Seagull and shall inure to the benefit of you and each other holder of Notes and shall be enforceable by each of you, so long as you shall hold any Notes, and by each other holder of at least 10% in principal amount of any Series of the Notes at the time outstanding. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. This Agreement embodies the entire agreement and understanding between you and Seagull and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. Nothing contained herein shall be construed to constitute a guarantee by Seagull of the Notes or of the payment by the Company of any principal, premium or interest due or to become due thereon. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement between you and Seagull. Please then return one of such signed counterparts to Seagull.

Very truly yours,

SEAGULL ENERGY CORPORATION


By:/s/  Robert W. Shower___________
Title:   Senior Vice President

     The Company hereby acknowledges receipt of this Inducement Agreement and agrees to perform and observe all the provisions therein relating to the Company.

                                          ALASKA PIPELINE COMPANY



                                          By:/s/ Richard F. Barnes
                                          Title: President

The foregoing Agreement is hereby
  agreed to as of the date hereof.

AID ASSOCIATION FOR LUTHERANS


By: /s/ James Abitz___________________
Title:   Vice President-Securities

THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNTIED STATES


By: \s\ William Gobbo, Jr._____________
Title:   Investment Officer

EQUITABLE VARIABLE LIFE INSURANCE
  COMPANY


By: /s/ William Gobbo, Jr._____________
Title:   Investment Officer

PROVIDENT LIFE & ACCIDENT
  INSURANCE COMPANY


By: /s/ James T. Rogers_______________
Title:   Vice President

TEACHERS INSURANCE & ANNUITY
  ASSOCIATION OF AMERICA


By: /s/ Kevin R. Lorenz______________
Title:  Associate Director Private Placements

                                    AMEDMENT
                                       TO
                            1985 INDUCEMENT AGREEMENT

     THIS AMENDMENT dated as of ______________, 1992 (this "Amendment") among SEAGULL ENERGY CORPORATION, ALASKA PIPELINE COMPANY, THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATE, THE TRAVELERS INSURANCE COMPANY and THE TRAVELERS LIFE INSURANCE COMPANY.

     WHEREAS, the parties hereto are parties to an Inducement Agreement dates as of June 17, 1985 (the "1985 Inducement Agreement"); and

     WHEREAS, the parties hereto wish to amend the 1985 Inducement Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 3 of the 1985 Inducement Agreement is hereby amended by changing clause (2) of paragraph (b) thereof to read in its entirety as follows:

          (2) all Subordinated Indebtedness shall forthwith become due and payable (notwithstanding the terms thereof) and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms of this Section 3) be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the holders of the Senior Notes (defined below), to be applied, pro rata, to the reduction of the then outstanding principal balance of the Senior Notes (and accrued interest thereon) until all the Senior Notes shall have been paid in full. 2. Section 3 of the 1985 Inducement Agreement is hereby further amended by relettering paragraphs
     (c), (d), (e), (f), (g), (h), (i), (j) thereof as paragraphs (d), (e),
     (f),  (g),  (h),  (i),  (j) and (k),  respectively.

     3. Section of the 1985 Inducement Agreement is hereby further amended by adding the following new paragraph (c) immediately after paragraph (b) thereof:

          (c) As used in this section 3, "Senior Notes" means, collectively, (i) the Notes, (ii) the Company's 8.15% Series I Notes Due July 1, 2001, (iii) the Company's 8.64% Series J Notes Due July 1, 2004 and (iv) the Company's 8.81% Series K Notes Due July 1, 2009 and (v) all promissory notes of the

     Company which may be issued for money borrowed after the Closing Date but, in the case of each such promissory note, only if (x) such promissory note has an original average life of not less than two years and (y) neither such promissory note, nor the instrument pursuant to which it is outstanding, provides that the indebtedness evidenced thereby is subordinate in right of payment to any of the Notes described in clauses
     (i) through (v) above.

     4. Section 3 of the 1985 Inducement Agreement is hereby further amended by replacing the term "Notes", wherever it appears in paragraphs (d) and (e) (formerly paragraphs (c) and (d), respectively) thereof, with the term "Senior Notes".

     5. Each reference in the 1985 Inducement Agreement, or in any document or instrument referred to therein, to the 1985 Inducement Agreement shall be deemed to be a reference to the 1985 Inducement Agreement as amended hereby.

     6. Except as herein otherwise expressly provided, the 1985 Inducement Agreement shall remain unchanged and in full force and effect.

     7. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

     8. This Amendment shall be binding upon the respective successors and assigns of the parties hereto.

     9. This Amendment may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed.

                                             SEAGULL ENERGY CORPORATION

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________


                                             ALASKA PIPELINE COMPANY

                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________


                                             THE EQUITABLE LIFE ASSURANCE
                                             SOCIETY OF THE UNITED STATES


                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________


                                             THE TRAVELERS INSURANCE
                                              COMPANY

                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________


                                             THE TRAVELERS LIFE INSURANCE
                                              COMPANY

                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________